Exhibit 99.1

13 October 2006

THE SELLERS NAMED IN SCHEDULE 1 PARTS 1, 2 and 3

and

BOTTOMLINE TECHNOLOGIES LIMITED

and

BOTTOMLINE TECHNOLOGIES (de), Inc.

SHARE PURCHASE AGREEMENT

for the sale and purchase of

all the issued share capital

of FORMSCAPE GROUP LIMITED

Wilmer Cutler Pickering Hale and Dorr LLP

Alder Castle

10 Noble Street

London EC2V 7QJ

Tel: +44 (0)20 7645 2400

Fax: +44 (0)20 7645 2424

Documents to accompany agreement:

(1)	Audited Accounts of the Company for 2006

(2)	Disclosure Letter

and Agreed Forms of:

(1)	Tax Deed

(2)	Escrow Agreement

(3)	Deed of Indemnity

(4)	Form of Lock-up Agreement

(5)	Investment Representation Letter (non-US persons)

(6)	Investment Representation Letter (US persons)

THIS	AGREEMENT is entered into as a deed on 13 October 2006

BETWEEN:

(1)	THE PERSONS whose names and addresses are set out in column (A) of Part 1 of Schedule 1 (each a “Warrantor” and together the “Warrantors”);

(2)	THE PERSONS whose names and addresses are set out in column (A) of Part 2 of Schedule 1 (each an “Investor Seller” and together the “Investor Sellers”);

(3)	THE PERSONS whose names and addresses are set out in column (A) of Part 3 of Schedule 1 (each an “Other Seller” and together the “Other Sellers”),

(1), (2) and (3) being referred to together as the “Sellers”;

(4)	BOTTOMLINE TECHNOLOGIES LIMITED a company incorporated in England and Wales (registered number 03693514) whose registered office is at 115 Chatham Street, Reading, Berkshire RG1 7JX (the “Purchaser”); and

(5)	BOTTOMLINE TECHNOLOGIES (de.), Inc. a company incorporated in the State of Delaware (registered number 2776500) whose principal place of business is at 325 Corporate Drive, Portsmouth, New Hampshire, USA 03801 (the “Parent”).

WHEREAS:

(A)	FormScape Group Limited (the “Company”) is a private company limited by shares short particulars of which are set out in Schedule 2 having an authorised capital of £2,350,000 divided into 38,000,000 ordinary shares of £0.001 each of which 5,062,343 have been issued fully paid or credited as fully paid (“Ordinary Shares”), 12,000,000 B Ordinary Shares of £0.001 each of which 6,567,126 have been issued fully paid or credited as fully paid (“B Ordinary Shares”) and 23,000,000 preference shares of £0.10 each of which 4,689,214 have been issued fully paid or credited as fully paid (“Preference Shares”).

(B)	The Sellers are beneficially entitled to all the issued share capital of the Company in the classes and amounts set out opposite their respective names in columns (B) and (C) of Part 1, 2 and 3 of Schedule 1.

(C)	The Company is the beneficial owner of the entire issued share capital of all the companies short details of which are set out in Schedule 3 (the “Subsidiaries” and each a “Subsidiary”).

(D)	The Sellers wish to sell and, in reliance on the representations and warranties set out in this agreement, the Purchaser wishes to purchase all the issued share capital of the Company on the terms and subject to the conditions set out in this agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	In this agreement:

“Accounts” means the consolidated audited balance sheet and audited profit and loss account of the Company (including the Subsidiaries) including the notes and directors’ and auditor’s reports relating to them, for the two year periods ended on the Accounts Date;

“Accounts Date” means 30 April 2006;

“Act” means the Companies Act 1985 (as amended);

“Agreed Form” means, in relation to any document, the form of that document which has been initialled for the purpose of identification by the Sellers’ Solicitors and the Purchaser’s Solicitors;

“Articles” means the articles of association of the Company in force at the date of this agreement and initialled by the Purchaser’s Solicitors and the Sellers’ Solicitors for identification only;

“Bottomline Shares” means shares of Common Stock of the Parent;

“Business” means the business carried on by the Company and the Subsidiaries or any of them from time to time;

“Business Day” means 9.00 am to 5.30 pm (UK time) on a day, not being a Saturday, Sunday or statutory holiday, on which clearing banks are open for business in the City of London;

“Business IP” means all Intellectual Property Rights which are owned or which are being used or exploited in the Business by the Company and the Subsidiaries including all Intellectual Property Rights in the products and services developed and/or supplied by it or by them;

“Cash Consideration” means that part of the consideration for the sale of the Shares as is payable in cash under clause 3;

“Claim” means a Warranty Claim or a Tax Claim as the case requires;

“Companies” means the Company and the Subsidiaries;

“Completion” means completion of the sale and purchase of the Shares in accordance with clause 8;

“Compromise Agreements” means compromise agreements between the Company and each of Malcolm Peden, Darren Atkinson and Robert Stannett, each in the Agreed Form;

“Consideration” means the aggregate consideration payable in respect of the Shares at Completion under clause 3.1;

“Consideration Shares” means the Bottomline Shares to be allotted to the Sellers credited as fully paid under clause 3;

“Deed of Indemnity” means the deed of indemnity entered into between the Warrantors, the Investor Sellers and the Purchaser on the same date as this agreement;

“Disclosure Letter” means the letter of the same date as this agreement from the Warrantors to the Purchaser;

“Escrow Agreement” means the escrow agreement to be entered into by the Purchaser, the Sellers and the Escrow Agent (as defined in the Escrow Agreement);

“Escrow Fund” means: (i) in respect of the period from Completion until the first anniversary of Completion, US$4,390,000 consisting of US$2,504,069 of the Cash Consideration and 196,574 Consideration Shares; and (ii) in respect of the period from the first anniversary of Completion until the second anniversary of Completion, US$1,097,499 consisting of US$48,750 of the Cash Consideration and 109,313 Consideration Shares, to be placed in escrow for the purpose set out in clause 3.3;

“Exchange Act” means the Securities Exchange Act of 1934, as amended;

“Group” means the Company and the Subsidiaries and “Group Company” means any of them;

“Indebtedness” means all indebtedness due from any of the Companies to any of the Sellers (or any person connected with a Seller) as at Completion excluding any amounts due pursuant to the terms of the Preference Shares which shall be paid as part of the Consideration;

“Indemnity Claim” means a claim made by the Purchaser pursuant to the Deed of Indemnity;

“Insolvency Act” means Insolvency Act 1986;

“Intellectual Property Rights” means trade marks, service marks, trade and business names, domain names, rights in designs, patents, copyright, computer programs, database rights, moral rights, semi-conductor topography rights and rights in know-how, source code and inventions and other intellectual property rights in each case whether registered or unregistered and including applications for the grant of any of the foregoing and all rights or forms of protection having equivalent or similar effect to any of the foregoing which may subsist anywhere in the world now and including all such rights under licences, consents, statutes, orders or otherwise and including all renewals, reversions, extensions and applications of any such rights and the right to sue for damages for past infringement of any such rights;

“Investment Representation Letter” means the Investment Representation Letter for U.S. persons and the Investment Representation Letter for non-U.S. persons, as applicable, to be executed by each of the Investor Sellers;

“IT Contracts” means all arrangements and agreements under which any third party (including source code deposit agents) provides any element of, or services relating to, the IT System, including leasing, hire purchase, licensing, maintenance and services agreements;

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003;

“IT System” means all computer hardware (including network and telecommunications equipment) and software (other than software which is proprietary software forming the commercial products of the Company) (including associated preparatory materials, user manuals and other related documentation) owned, used, leased or licensed by the Company or any of the Subsidiaries;

“Lock-Up Agreement” means the Lock-Up Agreement to be entered into by the Purchaser and each of the Investor Sellers;

“Management Accounts” means the management accounts of the Company for the three months ended 31 August 2006, in the Agreed Form;

“Open Source Materials” means any software code or other material that contains or is derived (in whole or in part) in any manner from any software that is distributed as free software, shareware, open source software or distributed under similar licensing or distribution models including, but not limited to, software which, as a condition of use, modification or distribution requires that other software linking, combining, interacting or distributed with such software be (i) disclosed or distributed in source code form (ii) licensed for the purpose of making modifications or derivative works or (iii) re-distributable at no charge or at a minimal charge;

“Option” means an option to acquire shares in the capital of the Company;

“Optionholder” means a Seller who held an outstanding Option immediately prior to the date of this agreement;

“Parent’s Group” means the Parent and each of its subsidiary undertakings from time to time;

“Planning Acts” means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991;

“Properties” means the properties shortly described in Schedule 4 and “Property” means any of them and includes every part of each of them;

“Prospective Customer” means any person, firm, company, business or organisation with whom the Companies or any of the Subsidiaries have actively targeted, or who they are in negotiations with for the supply of its software and services;

“Purchaser’s Solicitors” means Wilmer Cutler Pickering Hale and Dorr LLP of Alder Castle, 10 Noble Street, London EC2V 7QJ;

“Redemption Premium” means the amount due on the redemption of any Preference Share pursuant to article 2.3(c)(v) of the Articles;

“Regulation S” means Regulation S under the Securities Act;

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Sellers’ Representative” means Malcolm Peden, John Polden and/or Rob Jones, as determined pursuant to clause 14;

“Sellers’ Solicitors” means Brown Rudnick Berlack Israels LLP of 8 Clifford Street, London W1S 2LQ;

“Service Agreement” means the service agreement in the Agreed Form between Bottomline Europe Limited and Robert Stannett;

“Shares” means all the Ordinary Shares, B Ordinary Shares and the Preference Shares;

“Software” means any and all computer programs in both source and object code form, including all modules, routines and sub-routines and all source and other preparatory materials relating to the above, including user requirements, functional specifications and programming specifications, programming languages, algorithms, flow charts, logic diagrams, file structures, coding sheets and including any manuals or other documentation and all enhancements, improvements and replacement and derivative works relating to any of the above;

“Tax Claim” means a claim pursuant to the Tax Deed;

“Tax Deed” means the Tax Deed in the Agreed Form;

“Taxes Act 1988” means Income and Corporation Taxes Act 1988;

“TCGA 1992” means Taxation of Chargeable Gains Act 1992;

“Territory” means the United Kingdom, Germany and United States in which the Company is actively engaged in business as at Completion;

“US GAAP” means US generally accepted accounting principles;

“VATA 1994” means the Value Added Tax Act 1994;

“Warranties” means the representations and warranties on the part of the Sellers contained in clauses 5.2 and 5.3;

“Warrantors” means Darren Atkinson, Malcolm Peden and Robert Stannett;

“Warranty Claim” means a claim for any breach of the Warranties.

1.2	In this agreement any reference, express or implied, to an enactment includes references to:

(a)	that enactment as amended, extended or applied by or under any other enactment (before or after signature of this agreement);

(b)	any enactment which that enactment re-enacts (with or without modification); and

(c)	any subordinate legislation made (before or after signature of this agreement) under any enactment, as re-enacted, amended, extended or applied as described in paragraph (a) above, or under any enactment referred to in paragraph (b) above;

and “enactment” includes any legislation in any jurisdiction.

1.3	Where any statement is qualified by the expression “so far as the Warrantors are aware” or “to the best of the Warrantors’ knowledge, information and belief” or any similar expression shall be construed only as references to the actual knowledge or awareness (and not, except as set out below, the constructive or imputed knowledge or awareness) of each of the Warrantors and that statement shall be deemed to include an additional statement that it has been made after due and careful enquiry of the following employees and advisers who have the requisite knowledge in relation to such Warranty:

(a)	Debbie Buckle (in respect of intellectual property matters);

(b)	Tony Ogland and Lisa McCarthy (in respect of information technology matters);

(c)	Jo Prior and Debbie McGrath (in respect of employment and benefit matters);

(d)	Neil Cuevas, Paul Savage, Mike Johns, Paul Carr and Chris Oleksak (in respect of sales/commercial contracts and business matters);

(e)	Debbie McGrath and Jane Newman (in respect of finance and accounting matters);

(f)	each of the other directors of the Companies;

(g)	PKF (UK) LLP; and

(h)	Brown Rudnick.

1.4	A person shall be deemed to be connected with another if that person is connected with another within the meaning of section 839 of the Taxes Act 1988.

1.5	Words denoting persons shall include bodies corporate and unincorporated associations of persons.

1.6	Terms defined in the Act shall have the same meaning in this agreement.

1.7	Sub clauses 1.1 to 1.6 above apply unless the contrary intention appears.

1.8	The headings in this agreement do not affect its interpretation.

2.	SALE AND PURCHASE OF THE SHARES

2.1	Each of the Sellers shall sell and the Purchaser shall purchase those of the Shares set opposite his name in Schedule 1 together with all rights attaching to them (including, in particular, the right to receive all dividends and distributions declared, made or paid on or after the date of this agreement).

2.2	The Shares shall be sold with full title guarantee free from all liens, charges, equities and encumbrances and other rights exercisable by third parties.

2.3	Each of the Sellers covenants with the Purchaser as follows:

(a)	that he has the right to sell and transfer the full legal and beneficial interest in the Shares set opposite his name in Schedule 1 to the Purchaser on the terms set out in this agreement; and

(b)	that on or after Completion he will, at his own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Purchaser may from time to time require in order to vest any of the Shares set opposite his name in Schedule 1 in the Purchaser or its assignee or as otherwise may be necessary to give full effect to this agreement.

2.4	Each of the Sellers severally waives any right of pre-emption or other restriction or transfer in respect of the Shares or any of them conferred on him under the Articles or otherwise, and covenants that it has before Completion procured the irrevocable waiver of any such right or restriction conferred on any other person who is not party to this agreement.

2.5	The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously in accordance with this agreement.

3.	CONSIDERATION

3.1	The Consideration shall (subject to adjustment as provided in this agreement) be:

(a)	the sum of US$16,950,000 (less the amount of the Indebtedness) payable in cash (the “Cash Consideration”);

(b)	the allotment by the Parent of 521,159 Consideration Shares,

payable in accordance with clause 8.3.

3.2	The Sellers shall be entitled to the Consideration Shares and the Cash Consideration in the proportions shown in columns (D) and (E) of Parts 1, 2 and 3 of Schedule 1.

3.3	The Sellers hereby agree that at Completion:

(a)	US$2,504,069 of the Cash Consideration; and

(b)	196,574 of the Consideration Shares,

will be held in escrow to satisfy any Claims (or other claim under this agreement) made by the Purchaser against the Warrantors, pursuant to the terms of the Escrow Agreement.

3.4	The Investor Sellers hereby agree that all of the Consideration Shares will be subject to the Lock-Up Agreements.

3.5	The Purchaser shall be entitled to deduct and withhold from the Consideration otherwise payable pursuant to this agreement to any Optionholder such amounts as it is required to deduct and withhold with respect to the making of such payment under any applicable UK or foreign tax, national insurance or social security law or practice. To the extent the amounts are so withheld by the Purchaser, such amounts: (i) shall be remitted by the Purchaser to the applicable Tax Authority; and (ii) shall be treated for all purposes of this agreement as having been paid to the Optionholder as appropriate of the Shares in respect of which such deduction and withholding was made.

4.	CONSIDERATION SHARES

4.1	The Consideration Shares will rank pari passu in all respects with the Bottomline Shares in issue at the date of their allotment including the right to receive all dividends and other distributions declared, made or paid after the date of allotment but will not be registered.

4.2	The Parent, upon the written request of a Seller (in form and substance reasonably satisfactory to the Parent), shall promptly issue to such Seller a new certificate evidencing such Seller’s Consideration Shares without the legend required by clause 4.3 endorsed thereon if such Consideration Shares:

(a)	have been transferred pursuant to any effective Registration Statement under the Securities Act;

(b)	may be distributed to the public pursuant to Rule 144(k) under the Securities Act; or

(c)	have been distributed to the public pursuant to Rule 144,

subject, in the case of (b) or (c), to receipt by the Parent of customary representations and other documentation reasonably acceptable to the Parent in connection therewith.

4.3	The Parent shall, if required by the rules of The NASDAQ Stock Market, file with The NASDAQ Stock Market a Notification Form for Listing Additional Shares with respect to the Consideration Shares and use its reasonable efforts to cause the Consideration Shares to be listed on The NASDAQ National Market or such other market or exchange on which the Bottomline Shares may be listed.

4.4	The Parent shall, during the period beginning on the date hereof and ending on the date two years from the date hereof, use its reasonable efforts to timely file with the SEC all reports required to be filed by the Parent pursuant to the Exchange Act, and to take such additional actions as the Sellers may reasonably request to the extent required from time to time to permit sales of the Consideration Shares by the Sellers without registration under the Securities Act within the limitations of Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

4.5	The Parent will refuse to register the transfer of Consideration Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration; provided, however, that if such Consideration Shares are in bearer form or foreign law prevents the Parent from refusing to register securities transfers, the Parent will implement other reasonable procedures to prevent any transfer of such shares not made in accordance with Regulation S.

5.	WARRANTIES

5.1	The Purchaser enters into this agreement on the basis of, and in reliance on, the Warranties.

5.2	Each Warrantor, Investor Seller and Other Seller severally (but not jointly and severally) represents and warrants to the Purchaser that as at the date of this agreement each of the statements set out in paragraphs A.4, A.10 and A.13 of Schedule 5 is true, complete and accurate.

5.3	The Warrantors jointly and severally represent and warrant to the Purchaser that as at the date of this agreement:

(a)	except as fully and fairly disclosed to the Purchaser in the Disclosure Letter, each of the statements set out in Schedule 5 (except A.13(1) and A.13(2) insofar as it applies to the Investor Sellers and the Other Sellers and is represented and warranted at clause 5.2 above) is true, complete and accurate; and

(b)	all information contained or referred to in the Disclosure Letter is true and accurate and fairly presented.

5.4	In the event that the Purchaser makes:

(a)	a Tax Claim;

(b)	a Warranty Claim in relation to any of the Warranties given by the Warrantors pursuant to clause 5.3; or

(c)	an Indemnity Claim,

and that such Claim or claim pursuant to the Deed of Indemnity is valid and shall have been agreed between the relevant parties to it or have been determined against the Warrantors in accordance with (in the case of a Warranty Claim or a Tax Claim) this clause 5 and (in the case of a Warranty Claim) Schedule 6, the Investor Sellers and the Other Sellers shall, subject to this clause 5, pay to the Purchaser such amount so as to put the Purchaser in the position it would have been had the Investor Sellers or the Other Sellers been a Seller pursuant to and as defined in the Deed of Indemnity, a Covenantor pursuant to and as defined in the Tax Deed or a Warrantor (as the case may be).

5.5	Each Seller agrees that the Escrow Fund shall be applied, pursuant to the terms of the Escrow Agreement, in or towards the settlement of any Claims or Indemnity Claims (or other claim under this agreement) made by the Purchaser, notwithstanding whether such Claim or Indemnity Claim (or other claim under this agreement) relates to a breach by that particular Seller. The Purchaser in respect of any Claim or Indemnity Claim (or other claim under this agreement) shall not be limited to the amounts standing to the credit of the Escrow Fund from time to time, nor shall the Escrow Agreement be the exclusive means for the Purchaser to enforce any of its rights provided always that the Purchaser shall enforce its rights in respect of damages for any Claim first against the amounts standing to the credit of the Escrow Fund from time to time.

5.6	Each of the Warranties set out in the several paragraphs of Schedule 5 is separate and independent and except as expressly provided to the contrary in this agreement is not limited:

(a)	by reference to any other paragraph of Schedule 5; or

(b)	by anything in this agreement or the Tax Deed,

and none of the Warranties shall be treated as qualified by any actual or constructive knowledge on the part of the Parent or the Purchaser or any of their respective agents.

5.7	Each Seller agrees with the Purchaser and each of the Company, the Subsidiaries and their employees (each of whom may enforce the provisions of this clause as if a party to this agreement) to waive any rights or claims which he may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by any of the Companies or their employees in connection with the giving of the Warranties and the preparation of the Disclosure Letter.

5.8	In the absence of fraud, dishonesty or wilful concealment on the part of any of the Sellers or their agents or advisers, the liability of the Sellers in respect of the Warranties and the Tax Deed:

(a)	shall not arise unless the aggregate cumulative liability of the Sellers to the Purchaser in respect of each individual claim or series of related claims made in respect of the Warranties and/or the Tax Deed (or which would have been made but for the operation of this paragraph or the corresponding provision in the Tax Deed) exceeds US$5,000;

(b)	shall not (when aggregated with any liability under the Tax Deed) arise unless the amount of all Claims as are referred to in clause 5.8(a), above (or which would have been made but for the operation of this paragraph or the corresponding provision in the Tax Deed), exceeds US$75,000, in which case the Sellers shall be liable for the whole amount and not merely the excess over US$75,000;

(c)	in respect of the Warrantors:

(i)	subject to clause 5.8(f), shall not exceed the amounts against the name of each Warrantor as set out in column F of Part 1 of Schedule 1; and

(ii)	subject to clause 5.9, shall terminate:

(A)	in respect of those matters set out in Part D (Taxation) of Schedule 5 and those matters under the Tax Deed, on the fourth anniversary of Completion; and

(B)	in respect of all other matters contained in Schedule 5, on the first anniversary of Completion;

(d)	in respect of the Investor Sellers:

(i)	subject to clause 5.8(f), shall not exceed the amounts against the name of each Investor Seller as set out in column H of Part 2 of Schedule 1; and

(ii)	subject to clause 5.9, shall terminate:

(A)	in respect of those matters set out in Part D (Taxation) of Schedule 5 and those matters under the Tax Deed, on the fourth anniversary of Completion; and

(B)	in respect of all other matters contained in Schedule 5, on the first anniversary of Completion;

(e)	in respect of the Other Sellers:

(i)	shall not exceed the amounts against the name of each Other Seller as set out in column F of Part 3 of Schedule 1; and

(ii)	subject to clause 5.9, shall terminate on the first anniversary of Completion; and

(f)	in respect of the Investor Sellers and the Warrantors, and in respect only of those matters set out in Part D (Taxation) of Schedule 5 and those matters under the Tax Deed, shall not exceed:

(i)	in respect of the period from Completion to the first anniversary of Completion, the amounts against the name of each respective Investor Seller or Warrantor in column H of Part 2 of Schedule 1 or in column F of Part 1 of Schedule 1 (as the case may be);

(ii)	in respect of the period from the day following the first anniversary of Completion to the second anniversary of Completion, US$2,195,000;

(iii)	in respect of the period from the day following the second anniversary of Completion to the third anniversary of Completion, US$1,646,250; and

(iv)	in respect of the period from the day following the third anniversary of Completion to the fourth anniversary of Completion, US$1,097,500.

5.9	The time limits in clauses 5.8(c)(ii), 5.8(d)(ii), 5.8(e)(ii) and 5.8(f) shall not apply in respect of any Claim of which notice in writing specifying in reasonable detail the matter giving rise to the claim is given to the Sellers or the Sellers’ Solicitors before those dates, provided that the liability of the Sellers in respect of such Claim shall determine (if such Claim has not been previously satisfied, settled or withdrawn) if legal proceedings in respect of such Claim shall not have been commenced by the Purchaser within 6 months of the service of such notice.

5.10	In relation to those Warranties set out in paragraphs A.1, A.4, A.10, and A.13:

(a)	the limitations set out in clause 5.8 and Schedule 6 shall not apply; and

(b)	nothing in the Disclosure Letter shall qualify or limit its scope.

5.11	Any payment made by the Sellers in respect of a Claim shall be deemed to be a reduction in the Consideration.

5.12	The Parent hereby warrants to the Investor Sellers as of Completion the following matters.

(a)	The Parent is a corporation duly organised and validly existing under the laws of the State of Delaware, and has the full corporate power and authority to own or use its assets and properties and to conduct its business as the same is presently being conducted.

(b)	Neither the entry into this agreement, nor the consummation of the transactions contemplated hereby by the Parent will conflict with or violate any provisions of the certificate of incorporation or bylaws of the Parent.

(c)	No authorisations, permits or consents on the part of the Parent are required from any governmental or administrative authority or the Parent’s stockholders for the consummation of the transactions contemplated by this Agreement.

(d)	There are no actions, suits or proceedings pending against the Parent before any court or administrative board, agency or commission which involve a claim by a governmental or regulatory authority, or by a third party, which would prevent the consummation of the transactions contemplated by this Agreement. The Parent is not aware of any actions, suits or proceedings in accordance with the preceding sentence which have been threatened in writing to be filed or instituted against the Parent and which would prevent the consummation of the transactions contemplated by this agreement.

(e)	The Consideration Shares shall, when issued in accordance with the terms of this agreement, be validly issued, fully paid and non-assessable.

6.	TAX DEED

The Warrantors shall on Completion enter into the Tax Deed in favour of the Purchaser.

7.	LIMITATIONS

Except as set out in this agreement and in the absence of fraud, dishonesty or wilful concealment on the part of any of the Sellers or their agents and advisers, the liability of the Sellers shall be limited in respect of any Warranty Claim by the provisions of Schedule 6 (Limitations on Sellers’ Liability).

8.	COMPLETION

8.1	Completion shall take place at the offices of the Purchaser’s Solicitors immediately following the execution of this agreement.

8.2	At Completion the Sellers shall procure:

(a)	the delivery to the Purchaser of:

(i)	duly executed transfers in favour of the Purchaser (or its nominee or such member of the Parent’s Group as it shall direct) of all the Shares, including all shares resulting from the exercise of all of the Options;

(ii)	the share certificate(s) representing the Shares (or an express indemnity in a form satisfactory to the Purchaser in the case of any found to be missing);

(iii)	any waivers, consents and other documents required to enable the Purchaser (or its nominee or such member of the Parent’s Group as it shall direct) to be registered as holders of the Shares (subject to the payment of Stamp Duty) or confirmation that none is required;

(iv)	the certificate of incorporation, common seal (if any), minute books, statutory registers and share certificate books of the Company and each of the Subsidiaries;

(v)	the title deeds and documents relating to the Properties;

(vi)	the Tax Deed duly executed by the Warrantors;

(vii)	the Compromise Agreements duly executed by Malcolm Peden, Darren Atkinson and Robert Stannett;

(viii)	the Service Contract duly executed by Robert Stannett;

(ix)	duly executed transfers of each share in a Subsidiary as is not registered in the name of the Company in favour of the Purchaser or as it may direct together with the relevant share certificate(s);

(x)	the Disclosure Letter duly signed by the Warrantors;

(xi)	the resignations of all the directors and the secretary of each of the Companies, in each case acknowledging under seal that he has no claim against the Companies whether for loss of office or otherwise;

(xii)	the resignation of the auditors of each of the Companies in each case including a written confirmation that, in accordance with section 394 of the Act, there are no circumstances connected with their resignation which should be brought to the attention of the members or creditors of that company and that no fees are due to them, provided however, that such auditors may be required to issue a consent or otherwise be engaged in connection with SEC filings to be made by the Purchaser;

(xiii)	the Escrow Agreement duly executed by the Sellers;

(xiv)	a Lock-Up Agreement duly executed by each of the Investor Sellers;

(xv)	the draft consolidated audited balance sheet and audited profit and loss account of the Company including the notes and directors’ and auditor’s reports relating to them, for the two year period ended on the Accounts Date, audited as to US GAAP;

(xvi)	an Investment Representation Letter duly executed by each of the Sellers; and

(xvii)	a validly passed resolution of the board of directors of the Company pursuant to which it was resolved that all Options must be exercised prior to Completion, that all unexercised Options (whether vested or unvested) will terminate on Completion and that vesting of all Options will accelerate;

(b)	that a board meeting of each of the Companies is held at which it is resolved that:

(i)	such persons as the Purchaser nominates are appointed as additional directors and the secretary of each company;

(ii)	its registered office is changed to 115 Chatham Street, Reading, Berkshire RG1 7JX;

(iii)	the transfers referred to in paragraph (a) above (subject only to their being duly stamped) are approved for registration;

(iv)	Ernst & Young LLP are appointed as auditors;

(v)	the accounting reference date is changed to 30 June; and

(vi)	its bank mandates are revised in such manner as the Purchaser requires;

(c)	in relation to each of the Companies, the Sellers shall procure the convening of all meetings, the giving of all waivers and consents and the passing of all resolutions as are necessary or desirable under the Act, its articles of association (or equivalent statutes) or any law or agreement or obligations affecting it to give effect to this agreement;

(d)	that the board of directors has resolved that all Options must be exercised prior to Completion, that all unexercised Options (whether vested or unvested) will terminate on Completion and that vesting of all Options will accelerate; and

(e)	that prior to Completion all Options have been exercised in full in a legally binding and valid manner by the holders thereof or, to the extent any Options are not exercised (or not exercised in full) prior to Completion, that all such Options (or part thereof) have lapsed and have been terminated in a legally binding and valid manner.

8.3	Upon completion of all the matters referred to in sub-clause 8.2 above the Purchaser shall:

(a)	pay the amount of US$12,581,382 to the Sellers;

(b)	pay the amount of US$1,864,549 to the Company;

(c)	issue such number of Consideration Shares to each Investor Seller as is detailed in column E of Part 2 of Schedule 1;

(d)	deliver to each of the Investor Sellers a duly signed counterpart of the Lock-Up Agreement;

(e)	deliver the Escrow Fund to the Escrow Account (as defined in the Escrow Agreement);

(f)	deliver to the Sellers’ Solicitors a duly executed counterpart of the Tax Deed;

(g)	deliver a certified copy of the Parent board votes in respect of the issue of the Consideration Shares; and

(h)	deliver to the Warrantors a duly signed counterpart of the Disclosure Letter.

8.4	If for any reason the provisions of sub-clause 8.2 above are not fully complied with the Purchaser may elect (in addition and without prejudice to all other rights or remedies available to it) to rescind this agreement or to fix a new date for Completion.

8.5	For so long after Completion as he remains the registered holder of any of the Shares each Seller covenants with the Purchaser that he shall hold the Shares and any distributions, property and rights deriving from them in trust for the Purchaser and shall deal with the Shares and any distributions, property and rights deriving from them only as the Purchaser directs. In particular, each Seller shall exercise all voting rights only as the Purchaser directs or shall execute an instrument of proxy or other document that enables the Purchaser or its representatives to attend and vote at any meeting of the Company.

8.6	Each Seller severally appoints the Purchaser as his attorney with full power to exercise all rights in relation to the Shares registered in the name of such Seller as the Purchaser in its absolute discretion sees fit, including (but not limited to) receiving notice of, attending and voting at any general meeting of the shareholders of the Company including meetings of the members of any particular class of shareholder, and all or any adjournment of such meetings, or signing any resolution as registered holder of the Shares and filling out and executing a stock transfer form.

8.7	The powers of attorney given pursuant to clause 8.6 shall be irrevocable save with the consent of the Purchaser and are given by way of security to secure the proprietary interest of the Purchaser as the buyer of the Shares but shall expire on the date on which the Purchaser is entered in the register of members of the Company as holder of the Shares.

8.8	The Purchaser covenants to use its reasonable endeavours to effect the stamping of the stock transfer form delivered under clause 8.2.

9.	LOAN ACCOUNTS

The Sellers shall procure that on Completion all indebtedness due from any Seller or any person connected with any Seller to any of the Companies is satisfied in full without payment of interest.

10.	GUARANTEES AND OTHER OBLIGATIONS

10.1	The Sellers shall procure that on Completion each of the Companies is released from all guarantees and indemnities given by it other than a guarantee or indemnity in respect only of the liabilities of any of the Companies.

10.2	The Purchaser shall use reasonable endeavours to procure that as from Completion each Seller is released from all guarantees and indemnities given by him in respect of obligations of any of the Companies and of which full particulars are contained in the Disclosure Letter and pending his release the Purchaser shall indemnify him against all liabilities under those guarantees and indemnities.

10.3	The Investor Sellers:

(a)	represent and warrant to the Purchaser that, save for £300,000 paid in June 2006 and £870,900 to be paid by the Company on Completion, no preference stock or Redemption Premium (or any amounts accrued pursuant to article 2.3(c)(v) of the Articles) has been paid at any time;

(b)	agree that the Consideration they receive pursuant to clause 3.1 shall be in full and final settlement of any rights, claim and entitlement they may have to the Redemption Premium; and

(c)	agree to severally indemnify the Purchaser against any claim, loss or liability incurred by the Purchaser if the representation or warranty in clause 10.3(a) is untrue, misleading or breached.

10.4	The Sellers agree that they shall be jointly and severally liable for paying any and all liabilities, losses, claims, damages, compensation, awards, penalties, obligations, demands, expenses and costs (including reasonable legal costs and expenses) incurred by the Purchaser or any of the Companies arising from the termination of the appointment and/or engagement of each and every director and company secretary of the Companies prior to or at Completion, including any directors and/or consultancy fees which relate to the period ending at Completion and which are outstanding, being £12,500 due to Don Cruickshank and £7,500 due to VA Corporate Finance Limited, but save for those arising from the termination of the appointments and/or engagements of Malcolm Peden, Darren Atkinson and Robert Stannett (the “Termination Liabilities”) and shall procure that the Termination Liabilities are not paid by any of the Companies save for those arising from the termination of the appointments and/or engagements of Malcolm Peden, Darren Atkinson and Robert Stannett. The Sellers agree that they will indemnify the Purchaser on demand and on a joint and several basis against all Termination Liabilities.

10.5	The Sellers shall hold harmless, indemnify and keep indemnified the Purchaser (for itself and each of the Companies) against any liabilities, losses, claims, damages, compensation, awards, penalties, obligations, demands, expenses and costs (including legal costs and expenses) incurred or suffered arising from or in connection with any claim made by Keith Bloodworth to entitlement to any shares in the capital of Formscape Software Limited.

11.	RESTRICTIVE COVENANTS

11.1	Each of Malcolm Peden, Darren Atkinson and Robert Stannett covenants with the Purchaser (for itself and as trustee for each of the Company and the Subsidiaries) that he shall not (save in the case of an ongoing role with the Group):

(a)	for a period of two years from Completion be concerned in any business carrying on business in the Territory which is competitive or likely to be competitive with any of the businesses carried on by the Companies at Completion and with which he was involved in the two years prior to Completion or in relation to which businesses he is in possession of Confidential Information as at Completion;

(b)	for a period of two years from Completion other than on behalf of any of the Companies canvass or solicit orders for products and/or services which are competitive with those being manufactured, dealt in or provided by any of the Companies at Completion from any person, firm, company, business or organisation who is at Completion or has been at any time within the two years prior to Completion a customer or Prospective Customer of any of the Companies; or

(c)	for a period of two years from Completion deal with or accept orders for products competitive with those being dealt in or for services competitive with those being provided by any of the Companies at Completion from any person, firm, company, business or organisation who is at Completion or has been at any time within two years prior to Completion a customer or Prospective Customer of any of the Companies; or

(d)	for a period of two years from Completion induce or attempt to induce any supplier of any of the Companies to cease to supply, or to restrict or vary the terms of supply, to any of the Companies; or

(e)	for a period of two years from Completion induce or attempt to induce any director or employee of the Company to leave the employment of any of the Companies; or

(f)	make use of or (except (i) as required by law or any competent regulatory body, (ii) to enforce a term of this agreement or (iii) if disclosed on a confidential basis to the Sellers’ professional advisers) disclose or divulge to any third party any information of a secret or confidential nature (“Confidential Information”) relating to the business or affairs of any of the Companies or its customers or suppliers.

To the extent that the Sellers are deemed to be workers, nothing in this clause will prevent the Sellers from making a “protected disclosure” within the meaning of the Employee Rights Act 1996.

(g)	use or (insofar as he can reasonably do so) allow to be used (except by the Companies) any trade name used by any of the Companies at Completion or any other name intended or likely to be confused with such a trade name.

11.2	For the purposes of sub-clause 11.1 above:

(a)	a Warrantor is concerned in a business if he carries it on as principal or agent or if:

(i)	he is a partner, director, employee, secondee, consultant or agent in, of or to any person who carries on the business; or

(ii)	he has any direct or indirect financial interest (as shareholder or otherwise) in any person who carries on the business; or

(iii)	he is a partner, director, employee, secondee, consultant or agent in, of or to any person who has a direct or indirect financial interest (as shareholder or otherwise) in any person who carries on the business, disregarding any financial interest of a person in securities which are listed or traded on any generally recognised market if that person, the Warrantors and any person connected with him or them (the “Investors”) are together interested in securities which amount to less than three per cent. of the issued securities of that class and which, in all circumstances, carry less than three per cent. of the voting rights (if any) attaching to the issued securities of that class, and provided that none of the Investors is involved in the management of the business of the issuer of the securities or of any person connected with it other than by the exercise of voting rights attaching to the securities; and

(b)	references to the Companies include their successors in business.

11.3	Each of the covenants in each paragraph or sub-clause above shall be enforceable by the Purchaser independently of each of the others and its validity shall not be affected if any of the others is invalid.

11.4	Each of the covenants in each paragraph or sub-clause above is considered fair and reasonable by the parties, but if any restriction shall be found to be unenforceable but would be valid if any part of it (including any part of a definition in clause 1 of this agreement) were deleted or the period or area of application reduced, the restriction shall apply with such modifications as may be necessary to make it valid and effective.

11.5	If any of the Warrantors breach the provisions of this clause 11 damages will not be an adequate remedy and therefore, in addition to any other remedies available to it, the Purchaser should be entitled to preliminary and permanent injunctive relief against any actual or threatened breach of the covenants.

12.	PROTECTIVE COVENANTS

Each Investor Seller covenants with the Purchaser and the Parent that, for a period of two years from Completion, it will vote its holding of Consideration Shares in accordance with the recommendation of the Board of Directors of the Parent, as specified in proxies or other public filings of the Parent (or, in the absence of any such proxies or filings, as notified in writing to each Investor Seller not later than 48 hours before the time and date at which the shareholder resolution is to be voted upon), save that this covenant shall not apply to shareholder resolutions solely in respect of compensation arrangements of the board or officers of the Parent. For these purposes, compensation arrangements shall include both cash and non-cash compensation and any share or option plans in respect of which the board or officers of the Parent may participate, but shall not include broader transactions such as a change in control or sale of the Parent (or any members of the Parent’s Group) which may have or involve elements of compensation as part of the transaction.

13.	ANNOUNCEMENTS

No party shall make or permit any person connected with him to make any announcement concerning this sale and purchase or any ancillary matter before, on or after Completion except as required by law or any competent regulatory body or with the written approval of the other parties, such approval not to be unreasonably withheld or delayed.

14.	SELLERS’ REPRESENTATIVE

14.1	Subject to clause 14.2, each Other Seller irrevocably appoints Malcolm Peden as his agent:

(a)	to negotiate, determine and agree the resolution of any Claim; and

(b)	negotiate, determine and agree any changes to this agreement or any matter under this agreement.

14.2	If a Claim relates to an Investor Seller, the Investor Sellers appoint each of John Polden and Rob Jones as Sellers’ Representative in respect of any Claim to act as a committee with Malcolm Peden as chairman of such Sellers’ Representative committee.

14.3	The Sellers’ Representative may on behalf of any Seller:

(a)	give or receive any notice or consent or make any agreement; or

(b)	take any other action,

which the Sellers may give, receive, make or take under or in connection with this agreement.

14.4	The Sellers’ Representative or any successor Sellers’ Representative shall have the power to substitute any Seller (with such Seller’s consent) as a successor Sellers’ Representative hereunder. In the event that the Sellers’ Representative is unable to perform his duties hereunder and unable to substitute a successor Sellers’ Representative by reason of death or incapacity or resignation of the Sellers’ Representative and no substitute Sellers’ Representative has previously been appointed, a substitute Sellers’ Representative shall be appointed by the Sellers holding a majority of the Shares as of the date immediately prior to the date of this agreement.

14.5	The Sellers’ Representative shall act for the Sellers on all matters delegated to the Sellers’ Representative in this agreement in a manner the Sellers’ Representative believes (in his absolute discretion) to be in the best interests of the Sellers and consistent with his obligations under this agreement.

14.6	All actions, decisions and instructions of the Sellers’ Representative taken, made or given pursuant to the authority granted to the Sellers’ Representative hereunder shall be conclusive and binding upon all of the Sellers and no Seller shall have the right to object, dissent, protest or otherwise contest the same. The parties agree that the Purchaser shall be entitled to rely without enquiry on any action, decision or instruction of the Sellers’ Representative made pursuant to this agreement as being a valid action, decision or instruction of the Sellers’ Representative and the Sellers waive any rights against the Purchaser for the Purchaser acting on the instruction of the Sellers Representative and jointly and severally indemnify the Purchaser against any liability arising on it because of so relying.

15.	NOTICES

15.1	Any notice or other document to be served under this agreement may be:

(a)	delivered personally; or

(b)	sent by pre-paid first class post, recorded delivery or registered post; or

(c)	sent by facsimile process,

and shall be served on the party at his address appearing in this agreement or at such other address as he may have notified to the other parties in accordance with this clause.

15.2	Any notice or document shall be deemed to have been served:

(a)	if delivered personally, at the time of delivery; or

(b)	if posted, at 10.00 a.m. on the second business day after it was put into the post; or

(c)	if sent by facsimile process, at the expiration of 2 hours after the time of despatch, if despatched before 3.00 p.m. on any business day, and in any other case at 10.00 a.m. on the business day following the date of despatch.

15.3	In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid first class, recorded delivery or registered post letter or that the facsimile message was properly addressed and despatched as the case may be.

16.	GENERAL

16.1	Each of the obligations, Warranties and undertakings set out in this agreement which is not fully performed at Completion will continue in force after Completion.

16.2	Unless otherwise expressly stated all payments to be made under this agreement shall be made in US Dollars to the party to be paid as follows:

(a)	to the Sellers in immediately available funds to the account of the Sellers’ Solicitors at:

bank: Clydesdale Bank, 35 Regent Street, London SW1Y 4ND

IBAN:	GB78CLYD82810127553501

account number:	4505-275534-501 (General Client Account)

or such other account as the Sellers’ Representative may specify; and

(b)	to the Purchaser or in immediately available funds to the account of the Purchaser at:

bank:	National Westminster Bank plc

sort code:	60-17-21

account number:	67486932

or such other account as the Purchaser may specify.

16.3	The receipt of the Sellers’ Solicitors for any sum or document to be paid or delivered to a Seller will discharge the Purchaser’s obligation to pay or deliver it to that Seller.

16.4	The Purchaser may assign its rights under this agreement (or any document in the Agreed Form) to a member of its Group provided that (a) any such assignee shall re-assign its rights to the Purchaser or another member of the Parent’s Group prior to it ceasing to be a member of the Parent’s Group and (b) any assignment pursuant to this clause 16.4 shall not operate to extend a liability of the Sellers beyond what it would otherwise have been or create a liability of the Sellers where one would not have otherwise have existed.

16.5	Subject to sub-clause 16.4 above none of the rights or obligations under this agreement may be assigned or transferred without the prior written consent of all the parties.

16.6	The Purchaser may release or compromise in whole or in part the liability of any of the Sellers under this agreement or grant any time or other indulgence without affecting the liability of any other of the Sellers.

16.7	Save in respect of the parties respective obligations pursuant to clause 9 (Completion), time is of the essence in relation to any obligation under this agreement unless one party fails to perform an obligation by the time specified in this agreement and the other party serves a notice on the defaulting party requiring it to perform the obligation by a specified time and stating that time is of the essence in relation to that obligation.

16.8	In connection with the preparation, negotiation and entry into of this agreement and the sale of the Shares:

(a)	the Sellers shall bear all costs incurred by them;

(b)	the Purchaser shall (except as specifically set out in this agreement) bear all costs incurred by it;

(c)	the Company shall bear the cost of preparing and auditing US GAAP accounts for the Companies; and

(d)	save as set out in sub-clause 18.8(c) above, the Company shall not bear any other costs whatsoever (including, without limitation, the costs and expenses of legal, accounting or other professional advisers hired in relation to the sale of the Shares).

16.9	This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any party may enter into this agreement by executing a counterpart.

16.10	Each Seller waives (and shall procure the waiver by his nominee(s) of) all rights or pre-emption which he (or such nominee(s)) may have (whether under the Articles or otherwise) in respect of the transfer to the Purchaser or its nominee(s) or such member of the Purchaser’s Group as it shall direct of the Shares or any of them.

17.	WHOLE AGREEMENT

17.1	This agreement and the documents referred to in it contain the whole agreement between the parties relating to the transactions contemplated by this agreement and supersede all previous agreements between the parties relating to these transactions.

17.2	The Investor Sellers acknowledge that, except as set out in this agreement, the Purchaser has not made any representations or warranties which have caused the Investor Sellers to agree to accept the Consideration Shares or on which the Investor Sellers have placed any reliance in agreeing to accept the Consideration Shares.

17.3	Each of the parties acknowledges that in agreeing to enter into this agreement he has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this agreement and the documents referred to in it made by or on behalf of any other party before the signature of this agreement). Each of the parties waives all rights and remedies which, but for this sub-clause, might otherwise be available to him in respect of any such representation, warranty, collateral contract or other assurance, provided that nothing in this sub-clause shall limit or exclude any liability for fraud.

18.	THIRD PARTY RIGHTS

Except as expressly set out in this agreement, a person who is not a party to this agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or rely upon any term of this agreement provided that this does not affect any right or remedy of the third party that exists or is available apart from that Act. No party may declare itself as a trustee of the rights under this agreement for the benefit of any third party.

19.	GOVERNING LAW

19.1	This agreement is governed by and shall be construed in accordance with the laws of England and Wales.

19.2	Each party submits to the exclusive jurisdiction of the English courts for all purposes relating to this agreement except that the Purchaser shall be entitled to seek injunctions or other equitable relief in any court of competent jurisdiction anywhere in the world to enforce its Intellectual Property Rights or rights in its confidential information.

IN WITNESS whereof this agreement has been EXECUTED and DELIVERED as a DEED by or on behalf of each of the parties hereto on the date and year above written.

SCHEDULE 1

SCHEDULE 1

PART 1

THE WARRANTORS

Name	Class of Share	Number of Shares	Cash Consideration	Cash to Escrow Fund	Maximum Liability under clause (5.8©)	Applicable UK tax and national insurance on non EMI options £ (at $1.88 = £1)
			$	$	$	Memorandum only
Darren Atkinson	Ordinary	893,238	1,532,892	285,514	1,011,708	£43,847.63
Malcolm Peden	Ordinary	983,423	1,687,659	314,340	1,113,855	£48,250.26
Robert Stannett	Ordinary	120,000	205,933	38,357	135,916	£0.00

Total Part 1		1,996,661	3,426,484	638,211	2,261,479	£92,097.89

SCHEDULE 1

PART 3

THE OTHER SELLERS

Name	Class of Share	Number of Shares	Cash Consideration	Cash to Escrow Fund	Maximum Liability under clause (5.8©)	Applicable UK tax and national insurance on non EMI options £	Applicable US tax Company & Employee Memo
			$	$	$	Memo	$
Richard Amos	Ordinary	44,616	76,566	14,261	15,313	0
Ken Bald	Ordinary	2,000	3,432	639	686	0
Maria Barillaro	Ordinary	2,000	3,432	639	686	0	182.64
Peter Bedford	Ordinary	5,000	8,581	1,598	1,716	0	450.56
Graham Bragg	Ordinary	5,000	8,581	1,598	1,716	0
Colin Brookes	Ordinary	513,376	881,008	164,095	176,202	0
Jeffrey Brooks	Ordinary	8,332	14,299	2,663	2,860	0
David Browning	Ordinary	4,250	7,293	1,358	1,459	0
Debbie Buckle	Ordinary	25,000	42,903	7,991	8,581	0
Duncan Buckle	Ordinary	4,650	7,980	1,486	1,596	0
Douglas Burudi	Ordinary	4,390	7,534	1,403	1,507	0
Jim Buynitsky	Ordinary	7,927	13,604	2,534	2,721	0	358.63
Sarah Cappello	Ordinary	1,200	2,059	384	412	0
Paul Carr	Ordinary	100,000	171,611	31,964	34,322	0	13,572.75
Steve Carter	Ordinary	22,000	37,754	7,032	7,551	0
Nicola Chan	Ordinary	8,800	15,102	2,813	3,020	0
Helen Coan	Ordinary	26,058	44,718	8,329	8,944	0
Don Cruickshank	Ordinary	67,272	115,446	21,503	23,089	17,838.70
Neil Cuevas	Ordinary	50,000	85,805	15,982	17,161	0
Paul Cummings	Ordinary	5,000	8,581	1,598	1,716	0
Connie Dallas	Ordinary	2,750	4,719	879	944	0	247.49
Gareth Davies	Ordinary	5,000	8,581	1,598	1,716	0
Rebecca Davis	Ordinary	3,750	6,435	1,199	1,287	0
Lianne De Marte	Ordinary	38,983	66,899	12,460	13,380	0	3,703.29
Martyn Dilley	Ordinary	16,700	28,659	5,338	5,732	0
David Dodson	Ordinary	3,750	6,435	1,199	1,287	0	321.12
Kevin Donnelley	Ordinary	2,750	4,719	879	944	0
Daniel Earwicker	Ordinary	189,100	324,516	60,444	64,903	0
Rowena Edmondson	Ordinary	6,450	11,069	2,062	2,214	0
Akan Ekenem	Ordinary	3,750	6,435	1,199	1,287	0	342.47
Jo Etherington	Ordinary	12,042	20,665	3,849	4,133	0
Michael Fell	Ordinary	5,075	8,709	1,622	1,742	0
Kevin Foster	Ordinary	7,927	13,604	2,534	2,721	0	827.92
Martin Gay	Ordinary	28,292	48,552	9,043	9,710	0
Chris Geoghegan	Ordinary	4,500	7,722	1,438	1,544	0
William Gould	Ordinary	14,774	25,354	4,722	5,071	0
Loren Gatten	Ordinary	3,500	6,006	1,119	1,201	0	319.62
Mark Halliday	Ordinary	16,964	29,112	5,422	5,822	0
Marc Hanbuerger	Ordinary	3,974	6,820	1,270	1,364	0
Simon Hanlon	Ordinary	15,546	26,679	4,969	5,336	0
Jeremy Harpham	Ordinary	15,067	25,857	4,816	5,171	0
Simon Harwood	Ordinary	3,750	6,435	1,199	1,287	0
Donald Hartsfield	Ordinary	3,750	6,435	1,199	1,287	0	342.47
Mark Hayward	Ordinary	14,626	25,100	4,675	5,020	0
Michelle Hiersche	Ordinary	3,300	5,663	1,055	1,133	0	301.37

Morrell Hills	Ordinary	3,750	6,435	1,199	1,287	0
John Hozack	Ordinary	3,750	6,435	1,199	1,287	0	342.47
Mike Johns	Ordinary	100,000	171,611	31,964	34,322	0
Lori Johnston	Ordinary	3,750	6,435	1,199	1,287	0	321.12
David Justesen	Ordinary	37,820	64,903	12,089	12,981	0
Karen Kline	Ordinary	3,474	5,962	1,110	1,192	0	317.26
Thomas Law	Ordinary	11,796	20,243	3,770	4,049	0
David Leonard	Ordinary	25,000	42,903	7,991	8,581	0	1,679.14
Andrew Le Rendu	Ordinary	14,102	24,201	4,508	4,840	0
Charles Mann	Ordinary	9,166	15,730	2,930	3,146	0	456.61
Danielle Marlow	Ordinary	2,760	4,736	882	947	0
Lisa McCarthy	Ordinary	5,259	9,025	1,681	1,805	0	425.46
Debbie McGrath	Ordinary	25,756	44,200	8,233	8,840	0	1,897.75
Ian McLellan	Ordinary	3,750	6,435	1,199	1,287	0
Julie Moore	Ordinary	2,951	5,064	943	1,013	0	652.64
Timothy Moore	Ordinary	6,000	10,297	1,918	2,059	0
Peter Mullens	Ordinary	9,800	16,818	3,132	3,364	0
Dave Myers	Ordinary	4,500	7,722	1,438	1,544	0
Ava Nekola	Ordinary	5,674	9,737	1,814	1,947	0
Jane Newman	Ordinary	38,763	66,521	12,390	13,304	0
Tony Ogland	Ordinary	29,200	50,110	9,333	10,022	0
Chris Oleksak	Ordinary	100,000	171,611	31,964	34,322	0	11,118.64
Trevor Peppin	Ordinary	12,980	22,275	4,149	4,455	0
Martin Phillips	Ordinary	14,000	24,025	4,475	4,805	0
Jerry Porter	Ordinary	5,000	8,581	1,598	1,716	0
Brian Reed	Ordinary	289,255	496,392	92,457	99,278	0
Peter Rendell	Ordinary	28,400	48,737	9,078	9,747	0
Melissa Richards	Ordinary	1,000	1,716	320	343	0
Kim Sanford	Ordinary	5,846	10,032	1,869	2,006	0
Michael Saunders	Ordinary	3,750	6,435	1,199	1,287	0
Paul Savage	Ordinary	50,000	85,805	15,982	17,161	0
Robert Schwering	Ordinary	10,122	17,370	3,235	3,474	0	329.54
Phil Sciara	Ordinary	7,532	12,926	2,408	2,585	0
Gavin Scott	Ordinary	3,750	6,435	1,199	1,287	0
Robert Scroggs	Ordinary	17,339	29,756	5,542	5,951	0	606.61
Nicolas Sima	Ordinary	3,750	6,435	1,199	1,287	0
Crystal Stafford (nee King)	Ordinary	3,544	6,082	1,133	1,216	0	323.65
Thomas Stelten	Ordinary	5,000	8,581	1,598	1,716	0	271.58
Patricia Stevens	Ordinary	3,750	6,435	1,199	1,287	0
Tracey Stone	Ordinary	2,560	4,393	818	879	0
Richard Stoney	Ordinary	5,000	8,581	1,598	1,716	0
Joseph Torano	Ordinary	228,994	392,978	73,195	78,596	0
Tatyana Vest	Ordinary	3,750	6,435	1,199	1,287	0	171.23
Sirah Vivian	Ordinary	7,500	12,871	2,397	2,574	0
Brian Wagner	Ordinary	3,750	6,435	1,199	1,287	0	342.47
Dan Walser	Ordinary	5,000	8,581	1,598	1,716	0	456.61
Mick Weight	Ordinary	173,423	297,612	55,433	59,522	0
Robert Wheatley	Ordinary	1,200	2,059	384	412	0
Paul Whewell	Ordinary	179,160	307,458	57,266	61,492	0
Stephen White	Ordinary	5,000	8,581	1,598	1,716	0
Trevor Willis	Ordinary	23,958	41,114	7,658	8,223	0
David Winkworth	Ordinary	28,680	49,218	9,167	9,844	0

Total Part 3		2,912,955	4,998,937	931,095	999,788	£17,838.70	$40,683.11

PART 2

THE INVESTOR SELLERS

	Class of Share	Number of Shares	Consideration		Cash to Escrow Fund	Shares to Escrow Fund	Maximum Liability under clause (5.8©)
Name			Cash	Share
			$		$		$
Sam Radford	Ordinary	152,727	262,096	0	48,817	0	86,492
MTI Nominees Limited as Nominee for MTI4 Limited Partnership	“B” Ordinary	3,283,563	5,210,070	44,285	670,917	39,466	1,859,532
MTI Nominees Limited as Nominee for MTI4 Limited Partnership	Preference	2,344,607	921,174	7,831	215,029	12,650	328,778
TempoPark Fund2, LP	“B” Ordinary	3,283,563	1,134,944	398,573	0	109,396	1,636,422
TempoPark Fund2, LP	Preference	2,344,607	996,296	70,470	0	35,062	551,887

Total Part 2		11,409,067	8,524,580	521,159	934,763	196,574

SCHEDULE 2

PARTICULARS OF THE COMPANY

Registered number:	04663788

Registered office:	Beech House, Ancells Road, Ancells Business Park, Fleet, Hampshire GU51 2QZ

Date and place of incorporation:	12 February 2003, England and Wales

Directors:	Darren Atkinson Donald Cruickshank Malcolm Peden John Polden Samuel Radford Robert Stannett

Secretary:	Samuel Radford

VAT number:	641 3837 42 Ref 901

Accounting reference date:	30 April

Auditors:	PFK (UK) LLP

SCHEDULE 3

PARTICULARS OF THE SUBSIDIARIES

A.	AFP Holdings Limited

Registered number:	02846653

Registered office:	Beech House, Ancells Road, Ancells Business Park, Fleet, Hampshire GU51 2QZ

Date and place of incorporation:	20 August 1993, England and Wales

Directors:	Formscape Group Limited Malcolm Peden

Secretary:	Jane Newman

Accounting reference date:	30 April

Auditors:	PKF (UK) LLP

Authorised capital:	£50,000 divided into 493,600,000 Ordinary Shares of £0.0001 each and 6,400,000 ‘B’ Ordinary Shares of £0.0001 each

Issued capital:	Ordinary – 10,300,000 (nominal value £0.0001) Ordinary B – 4,250,800 (nominal value £0.0001)

Shareholder:	Formscape Group Limited - No of Shares Ordinary – 10,300,000 (nominal value £0.0001) Ordinary B – 4,250,800 (nominal value £0.0001)

B.	AFP Solutions Limited

Dissolved 25 October 2005

C.	FormScape Software Limited

Registered number:	2827832

Registered office:	Beech House, Ancells Road, Ancells Business Park, Fleet, Hampshire GU51 2QZ

Date and place of incorporation:	16 June 1993, England & Wales

Directors:	AFP Holdings Limited

Secretary:	Jane Newman

Accounting reference date:	30 April

Auditors:	PKF (UK) LLP

Authorised capital:	£21,000 divided into 1,000 Ordinary Shares of £1 each and 20,000 non-participating redeemable preference Shares of £1 each

Issued capital:	£2 divided into 2 Ordinary Shares of £1 each

Shareholder:	AFP Holdings Limited – 2 Shares

D.	FormScape (UK) Limited

Registered number:	03681779

Registered office:	Beech House, Ancells Road, Ancells Business Park, Fleet, Hampshire GU51 2QZ

Date and place of incorporation:	10 December 1998, England and Wales

Directors:	AFP Holdings Limited Malcom Andrew Peden

Secretary:	Jane Newman

Accounting reference date:	30 April

Auditors:	PKF (UK) LLP

Authorised capital:	£1000.00 divided into 1000 Ordinary Shares of £1 each

Issued capital:	£20

Shareholder:	Formscape Software Limited – 20 Shares

E.	FormScape GmbH

File number:	HRB 3554

Seat of Company:	Linden, Germany

Date of Formation:	24 September 2003

Directors:	Malcolm Peden Darren Atkinson Joe Torano

Accounting reference date:	30 April

Auditors:	PKF

Authorised capital:	€25,000.00

Issued capital:	€25,000

Shareholder:	AFP Technology Ltd, 100%

F.	FormScape Inc.

Registered number:	O-0483122

Registered office:	3900 South Paramount Parkway, Suite 200, Morrisville, NC 27560

Date and place of incorporation:	29 January 1999, North Carolina

Directors:	Malcom A. Peden

Secretary:	Frederik Arfwidsson

Accounting reference date:	30 April

Authorised capital:	1,000,000 Shares with no par value

Shareholder:	Formscape Software Limited

G.	Litco Technologies Inc.

Registered number:	0-0363924

Corporate office:	234, Fayetteville Street Mall, P.O. Box 2447, Raleigh, NC 27602

Date and place of incorporation:	8 March 1995, North Carolina

Directors:	AFP Technology Limited

Authorised capital:	$5,000

Issued capital:	$ 5,000

Shareholder:	Formscape Software Limited 100%

SCHEDULE 4

PROPERTIES

Leasehold

Description:	Lease Agreement for the premises located on the first floor of Giessen-Linden. Rudolf-Diesel-Straase 7

Date of and parties to lease:	Initial Lease: 09 January 2001, Amended 12 May 2006 Parties: Hans-Guenter Kipper and Formscape GmbH

Legal Owner:	Hans-Guenter Kipper

Term:	31 May 2009

Present Rent:	€1,959.24

Next rent review:	N/A

Present use:	Offices

Description:	Lease Agreement for Beech House, Ancells Business Park, Fleet, Hampshire

Date of and parties to lease:	28 January 1998 Parties: Clerical Medical Investment Group Limited and AFP Holdings Limited

Legal Owner:	Clerical Medical Investment Group Limited (Now:Insight Foundation Property Limited)

Term:	24 December 2007

Present Rent:	£235,000 per annum

Next rent review:	N/A

Present use:	Offices

Description:	Lease Agreement for the lease located, 3900 South Paramount Parkway, Morrisville, North Carolina 27560

Date of and parties to lease:	6 March 2000 Parties: Duke Realty Limited Partnership and FormScape Inc.

Legal Owner:	Duke Realty Limited Partnership

Term:	31 August 2010

Present Rent:	Base rent monthly: 01/08/06- 31/07/07: $14,767,00 01/08/07-31/07/08: $15,210.01 01/08/08-31/07/09: $15,666.31 01/08/09-31/07/10: $16,136.30 01/08/10-31/08/10: $16,620.30

Next rent review:	N/A

Present use:	Offices

Description:	Office Lease Agreement for Lease located in Oak Brook International Office Center, Suite 170, 2805 Butterfield Road, Oak Brook. Illinois

Date of and parties to lease:	9 April 2003 Parties: Oak Brook International Associates and Formscape Inc.

Legal Owner:	Oak Brook International Associates

Term:	30 April 2009

Present Rent:	Base rent monthly: 1/05/06-30/04/07: $2,751.88 1/05/07-30/04/08: $2,835.18 5/01/08-30/04/09:$ 2,919.96

Next rent review:	Unstated

Present use:	General office Purposes

Description:	Office Lease Agreement for Lease located 35 Pinelawn Road, Melville, New York

Date of and parties to lease:	24 February 2006 Parties: RA, 35 Pinelawn Road LLC and Formscape Inc.

Legal Owner:	RA 35 Pinelawn Road LLC

Term:	24 March 2009

Present Rent:	Base rent monthly: Year 1: $3,227.70 Year 2: $3,328.33 Year 3: $3,432.49 Year 4 (one month only): $3,540.29

Next rent review:	Unstated

Present use:	General office Purposes, Tenant shall not use the premises for any of following uses: (a) federal, state or local division, department or agency, (b) union or labor organisation, (c) office for the practice of medicine, dentistry, or other health services, (d) chemical or pharmaceutical company, (e) insurance claims office, (f) brokerage firm.

Description:	Office Lease Agreement for Offices located: Watergate Office Towers, Emeryville Tower 1, 1960 Powell Street, Emeryville, California

Date of and parties to lease:	1 March 2005 Parties: CA-Emeryville Properties Limited Partnership and FormScape Inc.

Legal Owner:	CA- Emeryville Properties Limited Pertnership

Term:	30 March 2008

Present Rent:	Base rent monthly: 1/04/05-30/03/07: $3,922.28 1/04/07-30/03/08: $4039.46

Next rent review:	N/A

Present use:	General office Purposes

SCHEDULE 5

WARRANTIES

A.	General
B.	Accounts and Financial
C.	Commercial
D.	Taxation
E.	Properties
F.	Employees

A	GENERAL

A.1	Accuracy of recitals and schedules

(1)	The particulars relating to:

(a)	the Companies;

(b)	the Properties; and

(c)	the amounts of applicable UK or foreign tax, national insurance or social security to be deducted from the Consideration,

set out in the recitals and the schedules to this agreement are true and accurate.

A.2	Memorandum and articles of association, statutory books and returns

(1)	The copy of the memorandum and articles of association (or the equivalent documents) of each of the Companies which is attached to the Disclosure Letter is accurate and complete in all respects.

(2)	The register of members and other statutory books and registers of each of the Companies have been properly kept and no notice or allegation that any of them is incorrect or should be rectified has been received.

(3)	So far as the Warrantors are aware, all returns and particulars, resolutions and other documents which the Companies are required by law to file with or deliver to the registrar of companies or its equivalent have been correctly made up and duly filed or delivered.

A.3	Sellers’ other interests

(1)	None of the Sellers nor, in the case of the Warrantors only, any person connected with such Warrantor, has any interest, directly or indirectly, in any business which is or is likely to be competitive with the business of any of the Companies.

(2)	At Completion, there is no Indebtedness.

A.4	Ownership of the Shares

(1)	The Shares constitute the whole of the issued and allotted share capital of the Company.

(2)	No person is entitled or has claimed to be entitled to require any of the Companies to issue any share or loan capital either now or at any future date whether contingently or not.

(3)	There is no option, right of pre-emption, right to be transferred, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of the Shares or any shares in the capital of the Company or a Subsidiary nor is there any commitment to give or create any of the foregoing, and no person has claimed to be entitled to any of the foregoing.

A.5	Subsidiaries, associations and branches

None of the Companies:

(a)	holds or beneficially owns or has agreed to acquire any securities of any other corporation (whether incorporated in the United Kingdom or elsewhere), other than shares of a Subsidiary; or

(b)	is or has agreed to become a member of any partnership or other unincorporated association, joint venture or consortium (other than recognised trade associations); or

(c)	has outside the United Kingdom any branch or any permanent establishment (as that expression is defined in the respective Double Taxation Relief Orders current at the date of this agreement).

A.6	Ownership of assets

(1)	As at the Accounts Date one of the Companies owned all the assets included in the Accounts and particulars of all fixed assets acquired or agreed to be acquired by any of the Companies since the Accounts Date are set out in the Disclosure Letter.

(2)	Except for current assets offered for sale or sold in the ordinary course of trading, none of the Companies has since the Accounts Date disposed of any of the assets included in the Accounts or any assets acquired or agreed to be acquired since the Accounts Date.

(3)	None of the property, assets, undertaking, goodwill or uncalled capital of any of the Companies (other than the Properties) is subject to any encumbrance (including, without limitation, any debenture, mortgage, charge, lien, deposit by way of security, bill of sale, lease, hire-purchase, credit-sale or other agreement for payment on deferred terms, option or right of pre-emption) or any agreement or commitment to give or create any of the foregoing.

(4)	The assets of each of the Companies comprise all the assets necessary for the continuation of its business as carried on at the date of this agreement.

A.7	Vulnerable antecedent transactions

(1)	So far as the Warrantors are aware, none of the Companies has at any relevant time been party to a transaction pursuant to or as a result of which an asset owned, purportedly owned or otherwise held by any of them is liable to be transferred or re-transferred to another person or which gives or may give rise to a right of compensation or other payment in favour of another person under the law of any relevant jurisdiction or country. The following subparagraphs are without prejudice to the generality of this subparagraph.

(2)	In paragraph (3) below “transaction at an undervalue”, in relation to a company, has the meaning assigned by section 238(4) of the Insolvency Act and, in relation to an individual, has the meaning assigned by section 339(3) of the Insolvency Act.

(3)	So far as the Warrantors are aware, no transaction at an undervalue (a) relating to any of the Shares or shares in any of the Subsidiaries, or (b) to which any of the Companies has been a party, has been effected during the following periods, ending on the date of this agreement:

(a)	in the case of a transaction to which an individual is a party, within a period of five years;

(b)	in the case of a transaction to which no party is an individual, within a period of two years.

(4)	In paragraph (5) below:

(a)	“preference”, in relation to a company, has the meaning assigned by section 239 of the Insolvency Act and, in relation to an individual, has the meaning assigned by section 340 of that Act;

(b)	“connected” with a company has the meaning assigned by section 249 of the Insolvency Act; and

(c)	“associate” has the meaning assigned by section 435 of the Insolvency Act.

(5)	So far as the Warrantors are aware, no preference has been given in respect of any of the Shares or shares in any of the Subsidiaries or to or by any of the Companies during the following periods ending on the date of this agreement:

(a)	in the case of a preference between (in a case involving a company) connected persons or in the case of individuals who are associates within a period of two years; and

(b)	in the case of persons not so connected or not associates within a period of six months.

(6)	No transaction at an undervalue relating (a) to any of the Shares or shares in any of the Subsidiaries or (b) to which any of the Companies has been a party has at any time been effected prior to the date of this agreement.

(7)	In this paragraph A.7, “Companies” means and includes any company or corporation or partnership capable of being made subject to an order for its compulsory liquidation by the English courts.

A.8	Compliance with statutes

None of the Companies has done or omitted to do anything which is a contravention of any statute, order or regulation having the force of law giving rise to any fine, penalty, sanction, order, declaration, awards or other liability (whether criminal or civil) on the part of any of the Companies.

A.9	Licences and consents

Each of the Companies has all licences (including statutory licences) and consents necessary to own and operate its assets and to carry on its business as it does at present and none of the Warrantors is aware of anything that might result in the revocation, suspension or modification of any of those licences or consents or that might prejudice their renewal.

A.10	Insider contracts

(1)	None of the Companies is a party to any contract or arrangement in which any of the Warrantors or the Investor Sellers or any person connected with any Warrantor or Investor Seller is interested, directly or indirectly, nor has there been any such contract or arrangement at any time during the six years up to the date of this agreement.

(2)	None of the Companies is a party to, nor have its profits or financial position during the five financial periods ended on the Accounts Date been affected by, any contract or arrangement which is not of an entirely arm’s length nature.

(3)	None of the Warrantors nor the Investor Sellers nor any person connected with any Warrantor or Investor Seller is a party to any outstanding agreement or arrangement for the provision of finance, goods, services or other facilities to or by any of the Companies or in any way relating to any of the Companies or its affairs.

A.11	Litigation

(1)	None of the Companies is engaged in any mediation or in any litigation, or arbitration proceedings and there are no such proceedings pending or so far as the Warrantors are aware threatened by any of the Companies.

(2)	At Completion, the Warrantors do not know of anything which is likely to give rise to any mediation or any litigation or arbitration proceedings by or against any of the Companies.

(3)	None of the Companies is the subject of any investigation, inquiry or enforcement proceedings or process by any governmental, quasi-governmental, administrative or regulatory body nor are the Warrantors aware of anything which is likely to give rise to any such investigation, inquiry, proceedings or process.

A.12	Insolvency

(1)	None of the Companies is insolvent or unable to pay its debts within the meaning of the Insolvency Act 1986 or any other insolvency legislation applicable to the company concerned and has not stopped paying its debts as they fall due.

(2)	No step has been taken to initiate any process by or under which:

(a)	the ability of the creditors of any of the Companies to take any action to enforce their debts is suspended, restricted or prevented; or

(b)	some or all of the creditors of any of the Companies accept, by agreement or in pursuance of a court order, an amount less than the sums owing to them in satisfaction of those sums with a view to preventing the dissolution of such company; or

(c)	a person is appointed to manage the affairs, business and assets of any of the Companies, on behalf of such company’s creditors; or

(d)	the holder of a charge over assets of any of the Companies is appointed to control the business and assets of such company.

(3)	In relation to each of the Companies:

(a)	no administrator has been appointed;

(b)	no documents have been filed with the court for the appointment of an administrator; and

(c)	no notice of an intention to appoint an administrator has been given by the relevant company, its directors or by a qualifying floating charge holder (as defined in paragraph 14 of Schedule B1 of the Insolvency Act 1986).

(4)	No process has been initiated which could lead to any of the Companies being dissolved and its assets being distributed among the relevant company’s creditors, shareholders or other contributors.

A.13	Capacity and consequences of sale

(1)	Each of the Sellers has the requisite power and authority to enter into and perform this agreement, and if relevant the Tax Deed.

(2)	This agreement constitutes and (to the extent that each party is a party to the same) the Tax Deed will, when executed, constitute binding obligations on the Sellers and the Sellers in accordance with their respective terms.

(3)	Compliance with the terms of this agreement does not and will not:

(a)	conflict with or constitute a default under any provision of:

(i)	any agreement or instrument to which any Seller or any of the Companies is a party; or

(ii)	the Companies’ memoranda or articles of association (or equivalent documents); or

(iii)	any lien, lease, order, judgment, award, injunction, decree, ordinance or regulation or any other restriction of any kind or character by which any Seller or any of the Companies is bound; or

(b)	relieve any other party to a contract with any of the Companies of its obligations or enable that party to vary or terminate its rights or obligations under that contract; or

(c)	result in the creation or imposition of any lien, charge or encumbrance of any nature on any of the property or assets of any of the Companies.

B	ACCOUNTS AND FINANCIAL

B.1	Accuracy of Accounts

(1)	The Accounts:

(a)	have been prepared under the historic cost convention (as modified for the revaluation of land and buildings) and in accordance with generally accepted accounting principles and practices, the Act and other applicable statutes and regulations;

(b)	give a true and fair view of the state of affairs of the Companies as at the Accounts Date and of the profit or loss of the Companies for the period ended on the Accounts Date;

B.2	Book debts

(1)	The debts included in the Accounts have realised or, so far as the Warrantors are aware, will realise, in the ordinary course of collection, their nominal amounts plus any accrued interest less any provisions for bad and doubtful debts included in the Accounts.

(2)	None of the Warrantors has any reason to believe that any debt owing to any of the Companies at the date of this agreement (other than the debts included in the Accounts) will not in the ordinary course of collection realise its nominal amount plus any accrued interest.

B.3	Books and records

So far as the Warrantors are aware, all accounts, books, ledgers, and other financial records of the Companies:

(a)	have been properly maintained and contain accurate records of all matters required to be entered in them by the Act; and

(b)	give a true and fair view of the matters which ought to appear in them.

B.4	Management accounts

The Management Accounts (a copy of which has been initialled for the purpose of identification by the Sellers’ Solicitors and the Purchaser’s Solicitors) have been prepared on bases consistent with those employed by the Company in preparing management accounts and fairly represent the income and expenditure of the Companies for the period to which they relate.

B.5	Position since Accounts Date

Since the Accounts Date:

(a)	each of the Companies has conducted its business in a normal and proper manner;

(b)	none of the Companies has entered into any unusual contract or commitment or otherwise departed from its normal course of trading;

(c)	there has been no deterioration in the turnover, the financial or trading position or, so far as the Warrantors are aware, the prospects of any of the Companies;

(d)	each of the Companies has paid its creditors within the times agreed with them and in particular, without limiting the foregoing, no debt owed by any such company has been outstanding for more than 90 days from the date of invoice.

(e)	none of the Companies has been involved in any transaction otherwise than on arm’s length terms;

(f)	none of the Companies has paid any bonus to any of its directors, employees, workers or consultants, without the prior written consent of the Purchaser;

(g)	the Companies have not created, issued, altered, converted, consolidated, sub-divided, purchased or redeemed any class of share or loan capital;

(h)	none of the Indebtedness has been repaid to any Seller; and

(i)	none of the Companies has done any of the following:

(i)	incurred any expenditure on capital account; or

(ii)	granted any option or award to acquire any part of the Companies’ share capital; or

(iii)	disposed of or granted any option or right of pre-emption in respect of any part of its assets except in the ordinary course of trading; or

(iv)	borrowed any money; or

(v)	granted any lease or third party right in respect of any of the Properties or transferred or otherwise disposed of any of the Properties;

(vi)	made or repaid any loan (including, but not limited to, any Indebtedness);

(vii)	entered into any leasing, hire purchase or other agreement or arrangements for payment on deferred terms; or

(viii)	declared, made or paid any dividend or other distribution (including, but not limited to, the Redemption Premium) or done or allowed to be done anything which rendered its financial position less favourable than at the date of this agreement; or

(ix)	granted, issued or redeemed any mortgage, charge, debenture or other security or given any guarantee or indemnity; or

(x)	made any change or announced to any person any proposal to make any change in the terms and conditions of employment or engagement of any of its directors, employees, workers or consultants or employed or terminated (except for good cause) the employment or engagement of any person; or

(xi)	made, or announced to any person any proposal to make, any change or addition to any retirement/death/disability benefit (as defined in paragraph F.1 of Schedule 5) of or in respect of any of its directors or employees or former directors or former employees (or any dependant of any such person) or to the Disclosed Scheme (as defined in that paragraph) (other than any change required by law and proposed change which is mentioned in the Disclosure Letter) or granted or created any additional retirement/ death/disability benefit (as so defined) or, without limiting the foregoing, taken any action or allowed any action to be taken in relation to the Disclosed Scheme other than in the ordinary course of administering the Disclosed Scheme or omitted to take any action necessary or prudent for the ordinary proper operation of the Disclosed Scheme; or

(xii)	permitted any of its insurances to lapse or done any thing which would make any policy of insurance void or voidable; or

(xiii)	agreed, conditionally or otherwise, to do any of the foregoing.

B.6	Capital commitments

Except as disclosed in the Accounts none of the Companies had any commitments on capital account outstanding at the Accounts Date and since the Accounts Date none of the Companies has entered into or agreed to enter into any capital commitments.

B.7	Dividends and distributions

(1)	No dividend or other distribution of profits or assets, including without limitation any distribution within the meaning of Part VI and section 418 of the Taxes Act 1988, has been or agreed to be declared, made or paid by any of the Companies since the Accounts Date.

(2)	All dividends, redemptions of shares (including the redemption of shares by the Company on or around Completion) or other distributions of profits or assets declared, made or paid since the date of incorporation of each of the Companies have been declared, made and paid in accordance with law and its articles of association (or equivalent documents).

B.8	Bank borrowings

The Company has no outstanding borrowing or other third party lenders.

B.9	Loan capital and guarantees

None of the Companies has outstanding any loan capital or any money borrowed or raised (other than under any overdraft facilities disclosed in relation to B.8 above), including money raised by acceptances or debt factoring, or any liability (whether present or future) in respect of any guarantee or indemnity.

B.10	Government grants

None of the Companies is subject to any arrangement for receipt or repayment of any grant, subsidy or financial assistance from any government department or other body.

B.11	Loans

None of the Companies has lent any money that has not been repaid to it or owns the benefit of any debt (whether present or future) other than debts accrued to it in the ordinary course of its business.

B.12	Bank accounts

The statement of the Companies’ bank accounts and of the credit or debit balances on them as at a date not more than seven days before the date of this agreement attached to the Disclosure Letter is correct and none of the Companies has any other bank or deposit account (whether in credit or overdrawn) not included in the statement and since the date of that statement there has not been any payment out of any of the accounts and the balance on the accounts is not substantially different from the balances shown on the statement.

C	COMMERCIAL

C.1	Suppliers and customers

To the best of the knowledge, information and belief of the Warrantors, as at Completion:

(a)	no supplier of any of the Companies has ceased or will cease supplying it or has reduced or will reduce its supplies to any of the Companies;

(b)	no channel partner or other distributor of any of the Companies has terminated or will terminate any contract with it or withdraw or reduce its level of product sales or revenues with it;

(c)	no original equipment manufacturer customer of any of the Companies has terminated or will terminate any contract with it or withdraw or reduce its level of product sales or revenues with it; and

(d)	no customer of any of the Companies has terminated or will terminate any contract with it or withdraw or reduce its custom with it.

C.2	Trading contracts and outstanding offers

(1)	Each of the Companies has observed and performed all the terms and conditions on its part to be observed and performed under its trading contracts.

(2)	Subject to existing contracts not being amended in any way post-Completion by the Purchaser, none of the Companies will be required after the date of this agreement to undertake any work or supply any goods or services except on normal commercial terms under a contract entered into on or before the date of this agreement.

(3)	No offer, tender or the like which is capable of being converted into an obligation of any Company by an acceptance or other act of some other person is outstanding, except in the ordinary course of its business.

(4)	None of the Companies or its regular suppliers sells or purchases any stock or materials on terms that property does not pass until full payment is made.

C.3	Material contracts

(1)	None of the Companies is a party to any contract, arrangement or obligation which, whether by reason of its nature, term, scope, price or otherwise, is or is likely to be of material importance to its business, profits or assets, or which:

(a)	is not in the ordinary course of its business; or

(b)	is incapable of performance in accordance with its terms within six months of the date on which it was entered into or undertaken; or

(c)	is expected to result in a loss to that company on completion of performance; or

(d)	is of an onerous nature or cannot be fulfilled or performed by that Company on time and without undue or unusual expenditure of money and effort; or

(e)	requires an aggregate consideration payable by that Company in excess of £10,000 or

(f)	involves the supply of goods the aggregate sales value of which will represent in excess of five per cent. of the turnover expected by the Warrantors for the current financial year; or

(g)	involves payment by that Company by reference to fluctuations in the Index of Retail Prices or any other index; or

(h)	is for the provision of management or similar services to that Company and which is not terminable by it on less than three months’ notice without compensation.

(2)	Paragraph C.3(2) of the Disclosure Letter lists all original equipment manufacturers (“OEM”) with whom the Companies have contracted in the twelve months prior to the date of this agreement and the revenue received from each of them. So far as the Warrantors are aware, as at Completion, none of the OEMs set out in the Disclosure Letter has indicated that it will change its relationship or decrease its level of product sales and revenues with the Companies in the future and none of the Warrantors is aware of any reason why any of them would.

(3)	Paragraph C.3(3) of the Disclosure Letter lists all original channel distributors (“Channel Distributors”) with whom the Companies have contracted in the twelve months prior to the date of this agreement and the revenue received from each of them. So far as the Warrantors are aware, as at Completion, none of the Channel Distributors set out in the Disclosure Letter has indicated that it will change its relationship or decrease its level of product sales and revenues with the Companies in the future and none of the Warrantors is aware of any reason why any of them would.

C.4	Agencies, etc.

None of the Companies is a party to:

(a)	any agency (including a commercial agency), distributorship, outsourcing, marketing, purchasing, manufacturing or licensing agreement or arrangement; or

(b)	any agreement or arrangement which restricts its freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit.

C.5	Competition

(1)	In this paragraph C.5:

“Competition Law” means the national and directly effective legislation of any jurisdiction (including Articles 81 and 82 of the EC Treaty and Chapters I and II of the

Competition Act 1998) which governs the conduct of companies or individuals in relation to restrictive or other anti-competitive agreements or practices (including, but not limited to, cartels, pricing, resale pricing, market sharing, bid rigging, terms of trading, purchase or supply and joint ventures), dominant or monopoly market positions (whether held individually or collectively) and the control of acquisitions or mergers.

(2)	So far as the Warrantors are aware, none of the Companies is engaged in any agreement, arrangement, practice or conduct which amounts to an infringement of the Competition Law of any jurisdiction in which any of the Companies conduct business or have assets or customers and no Director or employee of any of the Companies is engaged in any activity which would be an offence or infringement under any such Competition Law.

(3)	None of the Companies (and no Director or employee of any of the Companies) is the subject of any investigation, inquiry or proceedings, or the recipient of a request for information in connection with any investigation, inquiry or proceedings, by any relevant government body, agency or authority in connection with any actual or alleged infringement of the Competition Law of any jurisdiction in which any of the Companies conducts business.

(4)	No such investigation, inquiry or proceedings as are mentioned in clause (3) of this paragraph have been threatened or are pending and there are no circumstances likely to give rise to any such investigation, inquiry or proceedings.

(5)	None of the Companies (and no Director or employee of any of the Companies) is affected by any existing or pending decisions, judgments, orders or rulings of any relevant government body, agency or authority responsible for enforcing the Competition Law of any jurisdiction and none of the Companies have given any undertakings or commitments to such bodies which affect the conduct of the business of the Companies.

(6)	None of the Companies is in receipt of any payment, guarantee, financial assistance or other aid (as the term is understood for the purposes of Articles 87-89 of the EC Treaty) from the government or any state body which was not, but should have been, notified to the European Commission under Article 88 of the EC Treaty for decision declaring such aid to be compatible with the common market.

C.6	Secret or confidential information or property

(1)	None of the Companies has at any time (save in the proper and ordinary course of the Companies’ day-to-day business and subject to a written and binding obligation of confidentiality or to the Companies’ professional advisers or as required by law) disclosed to any person other than the Purchaser:

(a)	any of the secret or confidential information or property of any of the Companies, including (without limitation) technical and financial information, marketing and business plans, statistics, documents, files, client, customer and supplier lists, marketing information, records and papers, information relating to trade secrets, know-how, inventions, products, unpublished information regarding Intellectual Property Rights, proprietary software (including object and source code); or

(b)	any other information relating to any of the Companies’ business or affairs the disclosure of which might or could cause loss or damage to or adversely affect the Companies or any of them; or

(c)	any secret or confidential information relating to any of the Companies’ customers, clients, employees and agents or to any other person who has or has had any dealings with it.

(2)	So far as the Warrantors are aware, none of the Companies is now or has been a party to any agreement, arrangement or policy as to confidentiality of information which is void or unenforceable (whether in whole or in part).

(3)	So far as the Warrantors are aware, there has been no breach of any obligations of confidentiality owed by any person to the Companies, including for this purpose by its employees, directors, consultants, agents or professional advisors.

(4)	The Companies operate and, so far as the Warrantors are aware, comply with procedures to maintain the confidentiality of their confidential information including without limitation ensuring that it is properly documented and at all times in the possession of the Companies.

(5)	The Companies are entitled to use all confidential information in their possession and there are no restrictions on their use of such confidential information.

C.7	Intellectual Property Rights

(1)	The Companies are the sole legal and beneficial owner or are the lawful licensee, of the Business IP, free of all encumbrances.

(2)	As at Completion, the Business IP constitutes all of the Intellectual Property Rights required by and/or reasonably necessary for the Companies to carry on the Business as such business has been carried on at all times during the 12 months prior to completion and to carry out all existing obligations and commitments of the Companies. The Companies and their employees own and have unlimited access to all know-how that is material to or materially necessary for the operation of the Business including, but not limited to, all such know-how relating to the Companies’ Business IP.

(3)	The material details of all Business IP (and in the case of Business IP licensed by or to the Companies, full details of the material terms of the licences, agreements or other arrangements under which the Companies have, or grant to other persons the right to use such Business IP) are set out in the Disclosure Letter, under the relevant headings as follows:

(a)	registered Business IP (and all applications therefore) including without limitation details of all Trade Mark and Patent Registry deadlines expiring within six months of the date of Completion and the expiry dates of all domain names;

(b)	unregistered Business IP;

(c)	licences and agreements by a person under which the Companies or any of them are granted a right to use Intellectual Property Rights owned by or licensed to that person, which licences, agreements or arrangements are in place (“Licences In”);

(d)	licences, agreements and arrangements under which the Companies or any of them have granted to a person a right to use Intellectual Property Rights owned by or licensed to the Companies or any of them, which licences, agreements or arrangements are in place, or are being negotiated by the Companies or any of them (“Licences Out”); and

(e)	Software owned or used by the Companies or any of them.

(4)	All Business IP is valid, enforceable and subsisting and, so far as the Warrantors are aware, nothing has been done or omitted to be done by any person which may cause any of it to cease to be so.

(5)	All Business IP used by the Companies has been created by:

(a)	an employee of the Companies within the course of his employment resulting in ownership of that Business IP vesting in the Companies; or

(b)	a third party bound by an agreement either vesting ownership of that Business IP in the Companies of any of them or granting the Companies or any of them a licence to use that Business IP.

(6)	All Licences In and Licences Out have been entered into in the ordinary course of business, are in full force, valid and subsisting.

(7)	The Companies are not party to any agreement or arrangement such that the Business IP will be adversely affected by the acquisition of the Company by the Purchaser and each item of the Business IP will be available for use by the Companies immediately following Completion and on substantially the same terms and conditions as prevailed immediately before Completion, without further action or payment by the Companies.

(8)	No substantial part of the Software used or owned by the Companies or any of them is the subject of any source code escrow arrangement and the source code in such Software has not been disclosed to or otherwise become know by any third party. The Companies are in no way restricted (by any person or otherwise) in their use or disclosure of any source code comprised in any Software or used by the Companies.

(9)	The Company (and where applicable Subsidiaries) has made all applications for registration of all Business IP owned by it and of the Companies’ rights in any Licences-In that are capable of being registered in the UK and the USA; and has taken all other steps necessary for protection of the Business IP owned by it, including paying all renewal and extension fees in those countries; and

(10)	So far as the Warrantors are aware, there are no circumstances that may prevent any application for registration proceeding to the stage of grant or registration, or result in the revocation or cancellation of any application or grant.

(11)	At Completion, the Companies are in possession of and owns and controls all documents and materials which relate to the right, title and interests of the Companies to the Business IP.

(12)	So far as the Warrantors are aware, the activities, processes, methods, products, services, websites, documents, materials and Intellectual Property Rights used, manufactured, dealt in or supplied by the Companies on or at any time before the date of this agreement do not at the date of this agreement, nor, so far as the Warrantors are aware, did they at the time use, manufacture, deal in or supply, infringe or make unauthorised use of the rights of any person which would give that person a right to make a claim in respect thereof and the Warrantors are not aware of any circumstances which may cause the activities, proceeds, methods, products, services, websites, documents, materials and Intellectual Property Rights used, dealt in or supplied by the Companies to do so.

(13)	No person or competent authority has made any claim alleging infringement, unauthorised use, or claim of any other nature whatsoever, nor any challenge or opposition against the Companies in relation to the Business IP or the Companies’ confidential information, nor, so far as the Warrantors are aware, are there any circumstances which would, or would be likely to give rise to such claim, challenge or opposition.

(14)	So far as the Warrantors are aware, there is not, and has not been in the last three years an actual infringement or unauthorised use of any Business IP belonging to the Companies by any person.

(15)	So far as the Warrantors are aware, the Companies have not at any time acquiesced in the unauthorised use or misappropriation by any person of any Business IP or the confidential information belonging to the Companies.

(16)	No Licence In or Licence Out has been the subject of any breach or alleged breach by the Companies, or any other person and the Company has not received any notice of alleged breach. The Companies have not waived any material breach by any other party or received any notice of termination of any such licence, agreement or arrangement. So far as the Warrantors are aware, there are no circumstances that would give rise to a breach, suspension, variation, revocation or termination of any such licence, agreement or arrangement.

(17)	The Companies are not subject to any order or injunction or other restrictive measure or undertaking imposed by any court or other body of competent jurisdiction in relation to the Business IP (including, without limitation, any prohibition or restriction on use) and, so far as the Warrantors are aware, none is pending, expected or threatened.

(18)	The Companies are in compliance in all material respects with the terms and conditions of all licenses for the Open Source Materials. The Companies do not use and have never used Open Source Materials in such a way that creates, or purports to create obligations for the Companies with respect to the Companies’ products or Business IP, including Licences In or grants, or purports to grant, to any third party, any rights or immunities under any Company Products or Licences In (including, without limitation, using any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open Source Materials be (a) disclosed or distributed in source code form, (b) be licensed for the purpose of making derivative works, or (c) be redistributable at no charge).

(19)	There are and have been no claims, disputes or proceedings (and, so far as the Warrantors are aware, none is pending, threatened or expected) in relation to the Business IP and no claims, disputes or proceedings in respect of the Business IP have been settled by the Companies at any time since the Company’s incorporation.

(20)	The operations of the Business and the use or exploitation of the Business IP have not given rise to a liability to pay any compensation, nor have they given rise to any royalty payment obligation.

(21)	So far as the Warrantors are aware, no circumstances exist which will result in any liability to the Companies, and there have not been any claims made to the Companies from any person retained, commissioned, employed or otherwise engaged by the Companies or any of them, pursuant to section 40 of the Patents Act 1977 or equivalent legislation anywhere in the world, or otherwise.

C.8	Insurance

All the assets and undertaking of each of the Companies of an insurable nature (including but not limited to the Properties) are and have at all material times been insured in amounts representing their full replacement or reinstatement value against fire and other risks normally insured against by persons carrying on the same classes of business as those carried on by such company and the Companies are now and have at all material times been adequately covered against accident, damage, injury, third party loss, loss of profits and other risks normally covered by insurance.

C.9	Data Protection

(1)	The Companies have notified registrable particulars under the Data Protection Act 1998 of all personal data held by them and:

(a)	have renewed such notifications and have notified any changes occurring in between such notifications as required by that Act;

(b)	have paid all fees payable in respect of such notifications;

(c)	the contents of such notifications (copies of which are attached to the Disclosure Letter) are complete and accurate; and

(d)	there has been no unauthorised disclosure of personal data outside the terms of such notifications.

(2)	No personal data have been transferred outside the European Economic Area.

(3)	The Companies have:

(a)	complied in all respects with the Data Protection Act 1984 and the Data Protection Act 1998 and all regulations made thereunder;

(b)	not received any requests for access to personal data; and

(c)	established the procedures necessary to ensure continued compliance with such legislation.

(4)	None of the Companies has received any:

(a)	notice or complaint under the Data Protection Act 1998 alleging non-compliance with the Act (including any information or enforcement notice, or any transfer prohibition notice); or

(b)	claim for compensation for loss or unauthorised disclosure of data; or

(c)	notification of an application for rectification or erasure of personal data;

and, so far as the Warrantors are aware, there are no circumstances which may give rise to the giving of any such notice or the making of any such notification.

(5)	None of the Companies is relying on the transitional exemptions for manual data under Schedule 8 of the Data Protection Act 1998.

C.10	Business names

None of the Companies carries on business under a name other than its own corporate name or the business names set out in the Disclosure Letter.

C.11	No powers of attorney

None of the Companies has granted any power of attorney or similar authority which remains in force.

C.12	Information Technology

(1)	The Disclosure Letter sets out material details of the IT Contracts.

(2)	Save to the extent provided in the IT Contracts, the Companies are the owners of the IT System free from any encumbrances. The Companies have obtained and continue to enjoy all necessary rights and know-how from third parties to enable them to make exclusive and unrestricted use of the IT System.

(3)	So far as the Warrantors are aware, the IT Contracts are valid, binding and enforceable and no act or omission has occurred by the Company or any Subsidiaries or any person and so far as the Warrantors are aware no circumstances exist which would constitute or give rise to a breach, suspension, variation, revocation or termination of any IT Contract. The Companies have not waived a material breach by any other party nor have they received any notice of termination of any IT Contract.

(4)	There are and have been no claims, disputes or proceedings arising under any IT Contracts.

(5)	None of the IT Contracts is liable to be terminated or otherwise affected, and nor will any other arrangements relating to the IT System (including without limitation its change control, operation and maintenance and any amendments or modifications to it) be affected by the transaction contemplated under this agreement and the IT System will continue to be available for use by the Companies immediately following Completion and thereafter on the same terms and conditions as prevailed immediately before Completion, without further action or payment by the Companies.

(6)	The Company or one of the Subsidiaries has possession or control of the source code of all Software in the IT System, or has the right to gain access to such code under the terms of source code deposit agreements with the owners of rights in the relevant Software and reputable deposit agents, and relevant up to date source code has been placed in escrow in accordance with such agreements.

(7)	The elements of the IT System:

(a)	are in good working order and functioning properly and in accordance with all applicable specifications;

(b)	are being maintained and supported in accordance with good industry practice and, so far as the Warrantors are aware, are covered by sufficient maintenance and warranty provisions to remedy, or provide compensation for, any material defect;

(c)	are not defective in any respect and have not been materially defective or materially failed to function;

(d)	do not contain any software virus and have not at any time during their ownership, possession or use by the Companies or any of them been infected by any software virus or accessed by any unauthorised person;

(e)	have sufficient capacity and performance to meet the current business requirements of the Companies; and

(f)	so far as the Warrantors are aware, are protected by adequate security and disaster recovery arrangements which are annexed to the Disclosure Letter and which include arrangements to protect the confidentiality and integrity of all data stored therein and such arrangements comprise without limitation taking and storing back-up copies of the Software and any data in the IT System and following procedures for the prevention of the introduction of viruses to, and unauthorised access of, the IT System.

(8)	The Companies have not at any time experienced and, so far as the Warrantors are aware, no circumstances exist which are likely or expected to give rise to, any material disruption in or to its operations or business as a result of:

(a)	any sub-standard performance or defect in any part of the IT System whether caused by any viruses, bugs, worms, software bombs or otherwise or lack of capacity or otherwise; or

(b)	breach of security in relation to any part of the IT System; and/or

(c)	any failure, interruption or defective operation of the IT System caused by the occurrence of processing of any date or dates.

(9)	The IT System is capable of and is currently performing its functions in multiple currencies, including the euro.

(10)	The Companies have implemented appropriate procedures for ensuring the security of the IT System and the confidentiality and integrity of all data stored in it.

(11)	The Companies have in place a disaster recovery plan which is fully documented and would enable the businesses of the Companies to continue if there were significant damage to or destruction of some or all of the IT System.

(12)	So far as the Warrantors are aware, the performance and functionality of the IT System (and any other equipment and systems owned or used by any of the Companies which depend on date-programmed control devices) has not been and will be unaffected by any changes in dates (past, present or future). In particular

(a)	no past, current or future date has caused or will cause any interruption in operation;

(b)	date-based functionality has behaved and will behave consistently for all dates; and

(c)	all leap years (including 2008) will be recognised as such.

(13)	The Companies have trained all relevant employees to operate the IT System effectively and as reasonably required to carry out their employment.

(14)	So far as the Warrantors are aware, no domain names have been registered by any person which are similar to any trade marks, service marks, domain names or business or trading names used, created or owned by any of the Companies.

(15)	The contents of any website owned, controlled or operated by any of the Companies and all transactions conducted over the internet by the Companies comply with all laws and regulations and codes of practice in any applicable jurisdiction.

(16)	The Companies do not sell goods or services over the internet.

D	TAXATION

Words and expressions defined in the Tax Deed shall have the same meaning in this Part D of this Schedule 5 save that “Accounts” shall have the meaning given in clause 1.1 of this agreement.

D.1	General

(1)	Tax returns

All necessary information, notices, accounts, statements, reports, computations and returns which ought to have been made or given have been properly and duly submitted by each Company to HM Revenue & Customs and any other relevant taxation or excise authorities whether of the United Kingdom or elsewhere and all information, notices, computations and returns submitted to the HM Revenue & Customs and such other authorities are true and accurate and are not the subject of any material dispute nor are likely to become the subject of any material dispute with such authorities.

(2)	Taxation liabilities

All Taxation of any nature whatsoever whether of the United Kingdom or elsewhere for which any Company is liable or for which any Company is liable to account has been duly paid (insofar as such taxation ought to have been paid) and without prejudice to the generality of the foregoing each Company has made all such deductions and retentions as it was obliged or entitled to make and all such payments as should have been made. To the extent that any such Taxation is not yet due and payable, it has been provided for in full in the Accounts.

(3)	Penalties and interest

No Company has within the past seven years paid or become liable to pay, nor are there any circumstances by reason of which any Company is likely to become liable to pay, any penalty, fine, surcharge or interest whether charged by virtue of the provisions of the Taxes Management Act 1970, VATA 1994 or otherwise.

(4)	Investigations

No Company has within the past two years suffered any investigation audit or visit by the HM Revenue & Customs, Department of Social Security, or any other taxation or excise authority, and neither any Warrantor nor any Company is aware of any such investigation audit or visit planned for the next twelve months.

(5)	Claims, elections etc

All claims, disclaimers, elections, appeals or applications by the Company, the making of which has been taken into account in the Accounts, have been made and were and remain valid and the Company has retained all such records and information as may be requisite to enable any such claim to be made as a correct and complete claim.

D.2	Distributions and other payments

(1)	No Company has at any time after 6th April 1965 repaid or agreed to repay or redeemed or agreed to redeem or purchased or agreed to purchase or granted an option under which it may become liable to purchase any shares of any class of its issued share capital.

(2)	No Company has at any time after 6th April 1965 capitalised or agreed to capitalise in the form of shares or debentures any profits or reserves of any class or description or otherwise issued or agreed to issue any share capital other than for the receipt of new consideration (within the meaning of Part VI of the Taxes Act 1988) or passed or agreed to pass any resolution to do so.

(3)	No securities (within the meaning of Part VI of the Taxes Act 1988) issued by any Company and remaining in issue at the date of this agreement were issued in such circumstances that any interest or other distribution out of assets in respect thereof falls to be treated as a distribution under section 209(2)(d), (da) or (e) Taxes Act 1988, nor has any of the Companies agreed to issue securities (within that meaning) in such circumstances.

(4)	All rents, annual payments and other sums of an income nature paid or payable by any Company since the Accounts Date or which any Company is under a current obligation to pay in the future are wholly allowable as deductions or charges in computing income for the purposes of corporation tax.

(5)	Loan relationships

All interest, discounts and premiums payable by a Company in respect of its loan relationships within the meaning of Chapter II of Part IV of the Finance Act 1996 are capable of being brought into account by the Company as a debit for the purposes of that Chapter as and to the extent that they are from time to time recognised in the Company’s accounts (assuming that the accounting policies and methods adopted for the purpose of the Accounts continue to be so adopted).

(6)	Capital distributions

No Company has received any capital distribution to which the provisions of section 189 TCGA 1992 could apply.

(7)	Stock dividends

No Company has issued any share capital which is of a relevant class as defined in section 249(2) Taxes Act 1988 nor does any Company own any such share capital.

D.3	Capital allowances

(1)	No balancing charge under the Capital Allowances Act 2001 (or other legislation relating to any capital allowances including corresponding legislation in any relevant foreign jurisdiction) would be made on any Company on the disposal of any pool of assets (that is to say all those assets expenditure relating to which would be taken into account in computing whether a balancing charge would arise on a disposal of any other of those assets) or of any asset not in such a pool, on the assumption that the disposals are made for a consideration equal to the book value shown in or adopted for the purpose of the Accounts for the assets in the pool or (as the case may be) for the asset.

(2)	No event has occurred since the Accounts Date otherwise than in the ordinary course of business by reason of which any balancing charge may fall to be made against or any disposal value may fall to be brought into account by any Company under the Capital Allowances Act 2001 (or other legislation relating to any capital allowances including corresponding legislation in any relevant foreign jurisdiction).

(3)	Leased assets

No Company has made any claim for capital allowances in respect of any asset which is leased to or from or hired to or from that Company and no election affecting any Company has been made or agreed to be made under the Capital Allowances Act 2001 in respect of any such asset.

(4)	Short-life assets

No Company has made any election under section 83 Capital Allowances Act 2001.

D.4	Capital gains

(1)	Acquisition costs

The book value shown in or adopted for the purpose of the Accounts as the value of each of the assets of any Company on the disposal of which a chargeable gain or allowable loss could arise does not exceed the amount which on a disposal of such asset at the date of this agreement would be deductible under section 38 TCGA 1992 (or any corresponding legislation in any relevant foreign jurisdiction).

(2)	Claims for roll-over and hold-over of gains

No claims and elections have been made (or assumed in the Accounts to be made) under section 23, section 247, section 248, section 152 to section 158, section 161, section 162 or section 165 TCGA 1992 (indicating which claims are provisional) insofar as they could affect the chargeable gain or allowable loss which would arise in the event of a disposal after the Accounts Date by any Company of any of its assets.

(3)	1982 Rebasing

No election under section 35(5) TCGA 1992 has been made in relation to any Company, and the Accounts are prepared on the basis that no such election will be made.

(4)	The Disclosure Letter gives the date of the first disposal (if any) made by each Company to which section 35 TCGA 1992 applies, and the period during which an election under subsection (6) of that section could be made in relation to each Company has not (and will not at Completion have) expired.

(5)	No Company owns or has owned any asset on a disposal of which by it paragraph 2 of Schedule 3 TCGA 1992 could apply.

(6)	Transactions not at arm’s length

None of the Companies has disposed of or acquired any asset in circumstances such that the provisions of section 17 TCGA 1992 could apply to such disposal or acquisition nor given or agreed to give any consideration to which section 128(2)(b) TCGA 1992 could apply.

(7)	Gifts involving the Companies

No Company owns or has owned any shares on a disposal of which section 125(2) or (3) TCGA 1992 could apply nor received any asset by way of gift as mentioned in section 282 TCGA 1992.

(8)	Disposal of debts

No chargeable gain will accrue to any Company on the disposal of any debt owed to it.

D.5	Employees

(1)	Compensation for loss of office

No Company is under an obligation to pay nor has it since the Accounts Date paid or agreed to pay any compensation for loss of office or employment or any gratuitous payment not deductible in computing its income for the purposes of Corporation Tax.

(2)	Pension contributions

Since the Accounts Date no Company has made any payment which may be wholly or partially disallowed as an expense or expense of management under section 112 Finance Act 1993 nor did any circumstances exist at the Accounts Date which could result in any payment made after that date being so disallowed.

(3)	EMI Options

All options to acquire the Company’s shares which have been granted qualify as enterprise management incentive options in accordance with Schedule 14 to the Finance Act 2000 or Schedule 5 to the Income Tax (Earnings and Pensions) Act 2003 and there are no reasons or circumstances which could result in the cessation of such qualification in respect of those options.

(4)	EMI Options - exercise price

All EMI Options have exercise prices which, as at the relevant date of grant, were equal to or in excess of the unrestricted market value of the shares subject to such options.

(5)	Incorrectly Filed EMI Options

There have been no disputes, claims or complaints concerning the notification of options over shares in the capital of the Company as enterprise management incentive options under Schedule 5 to ITEPA and there are no circumstances which might give rise to any such disputes, claims or complaints.

(6)	Notification of EMI Options

All EMI Options granted by the Company have been annually notified to HMRC by 6 July up to the date of Completion.

(7)	Filing of EMI Options

The Company has filed all EMI Options within 92 days of grant in accordance with HMRC guidelines.

(8)	Contributions and obligations arising in respect of options

All holders and ex holders of options over shares in the capital of any Company have agreed to meet any secondary class 1 National Insurance contributions and all PAYE or withholding obligations which may arise in respect of such options.

(9)	Notice has been properly given to an officer of HM Revenue and Customs by each of the Companies in accordance with paragraph 2 of Schedule 14 Finance Act 2000 or paragraph 44 of Schedule 5 Income Tax (Earnings and Pensions) Act 2003 in relation to any EMI options granted by any of the Companies.

(10)	No notice of enquiry has been given to any of the Companies by an officer of HM Revenue and Customs under the provisions of paragraph 4 of Schedule 14 Finance Act 2000 or paragraph 46 of Schedule 5 Income Tax (Earnings and Pensions) Act 2003 in relation to any options granted by any of the Companies.

(11)	Each of the Companies has made all the necessary returns to HM Revenue and Customs in respect of the Disclosed Scheme (as defined at paragraph F.1 below).

(12)	Neither the Purchaser nor any of the Companies will be required to withhold or deduct any amount in respect of Taxation from, or as a result of or in connection with, the payment of the Consideration or Completion. Further, neither the Purchaser nor any of the Companies will be liable to pay any amount in respect of national insurance contributions (or any other form of social security contribution, payroll tax or similar Tax in any jurisdiction) as a result of or in connection with the payment of the Consideration or Completion.

(13)	None of the Shares are or ever have been restricted securities within the meaning of section 423 Income Tax (Earnings and Pensions) Act 2003.

(14)	The Disclosed Scheme and arrangements thereunder are sufficient such that there is no obligation to nominate a stakeholder pension arrangement.

D.6	Close companies

(1)	No Company is or has been since 31st March, 1989 a close investment-holding company as defined by section 13A Taxes Act 1988.

(2)	Close company distributions

No distribution within section 418 Taxes Act 1988 has been made by any Company within the last seven years.

(3)	Loans by close companies

No loan or advance made by or debt incurred to or assigned to any Company falling within the provisions of section 419 Taxes Act 1988 (as extended by section 422 thereof) is outstanding or has been waived since the Accounts Date.

D.7	Group relief

(1)	There are and have been no claims for group relief or repayments of Tax to which the Company is or was a party for accounting periods ending in the six years before Completion other than claims involving one of the Companies.

(2)	Except as provided in the Accounts no Company is or will be under any obligation to make or has any entitlement to receive in respect of any period ending on or before the Accounts Date any payment for group relief as defined in section 402(6) Taxes Act 1988 or any payment for the surrender of the benefit of an amount of Advance Corporation Tax or repayment of such a payment.

D.8	Groups of companies

(1)	No Company is nor has it within the last seven years been a member of a group of companies for any Taxation purposes whatsoever, other than the group of companies formed by the Company and its subsidiaries as at the date hereof.

(2)	Acquisitions from group members

No asset of any Company shall be deemed under section 179 TCGA 1992 to have been disposed of and reacquired by virtue of or in consequence of the entering into or performance of this agreement or any other event since the Accounts Date. The Company is not and never has been a member of a group of companies for any Taxation purposes whatsoever, other than with the Subsidiaries.

(3)	Intra-group transactions

No tax has been or may be assessed on any Company pursuant to section 190 TCGA 1992 in respect of any chargeable gain accrued prior to the date of this agreement and no Company has at any time within the period of seven years ending with the date of this agreement transferred any asset other than trading stock (including without limitation any transfer by way of share exchange within section 135 TCGA 1992) to any company which at the time of disposal was a member of the same group (as defined in section 170 TCGA 1992) (or any corresponding legislation in any relevant foreign jurisdiction).

D.9	Trading losses and ACT

Nothing has been done which might cause the disallowance of the carry forward of any trading losses and no claim under the provisions of section 393A Taxes Act 1988 has been made for carry back of the losses.

D.10	Premiums and sale and lease back of land

No Company has entered into any transaction to which the provisions of section 34, section 35, section 36 or section 780 Taxes Act 1988 have been or could be applied.

D.11	Overseas interests

(1)	UK Residence

Each Company is and has throughout the past seven years been resident for corporation tax purposes in the country, state or jurisdiction in which it is incorporated and is not and has not been treated as resident in any other jurisdiction for any tax purpose.

(2)	Dual residence (group relief)

No Company is or has within the past seven years been a dual resident company within the meaning of section 404(4) Taxes Act 1988 and no Company has been involved in any transaction to which section 404 Taxes Act 1988 or any other provision (including any exclusion from a provision) relating to dual resident investing companies as there defined could apply.

(3)	Treasury consent for migration of companies, etc.

No Company has carried out or caused or permitted to be carried out any of the transactions (i) specified at the relevant time in section 765(1) Taxes Act 1988 otherwise than with the prior consent of H.M. Treasury and (in the case of a special as opposed to general consent) full particulars of which are contained in the Disclosure Letter or (ii) specified at the relevant time in section 765A Taxes Act 1988 without having duly provided the required information to the Board of Inland Revenue.

(4)	Company migration without Treasury consent

No Company has ceased to be resident in the United Kingdom other than in pursuance of a Treasury consent under section 765 Taxes Act 1988 without previously satisfying the requirements of section 130(2) and (3) Finance Act 1988 (full particulars of the satisfaction of those requirements being contained in the Disclosure Letter) and there are no circumstances by reason of which any Company could be liable to a penalty under section 131 Finance Act 1988 or be presumed by virtue of subsection (4) of that section to be so liable.

(5)	Secondary liability for tax of migrating company

No company (not being a Company) has ceased or will cease to be resident in the United Kingdom in circumstances such that a notice might be served on any Company under section 132 Finance Act 1988 by virtue of the relationship (as specified in paragraph (a) or (b) of subsection (3) of that section) of any Company with that company on or at any time prior to Completion.

(6)	Secondary liability for tax of non-resident company

No Company is or will become liable to tax under section 191 TCGA 1992 in respect of a disposal occurring on or before the date of this agreement.

(7)	Postponement of gains relating to foreign trades

No claim or election affecting any Company has been made (or assumed in the Accounts to be made) under section 140, section 140C or section 187 TCGA 1992.

(8)	Controlled foreign companies and offshore funds

No Company has or in the past seven years has had any interest in a controlled foreign company as defined in Chapter IV Part XVII Taxes Act 1988 nor any material interest in an offshore fund as defined in section 759 Taxes Act 1988.

(9)	Gains accruing to non-resident companies or trusts

There has not accrued any gain in respect of which any Company may be liable to Corporation Tax by virtue of the provisions of section 13 or section 87 TCGA 1992.

(10)	Unremittable overseas income and/or gains

No Company has either received or become entitled to any income which is unremittable “overseas income” within the meaning of section 584 Taxes Act 1988, no gain has accrued to any Company to which the provisions of section 279 TCGA 1992 could apply and no Company has made any transfer to which section 723 Taxes Act 1988 could apply.

(11)	Agency for non-residents

No Company has been or is assessable to tax under section 78 Taxes Management Act 1970 (including that section as modified and applied for stamp duty reserve tax) or under section 42A Taxes Act 1988.

(12)	European economic interest grouping

No Company is or will be subject to any tax liability or liable as agent for others as a result of being at or prior to the date of this agreement a member of a European Economic Interest Grouping as defined in section 510A Taxes Act 1988.

(13)	Foreign Tax and Double Tax Treaties

Any Company which has been subject to any Taxation on its income, receipts, profits, gains or Events in any state, country or jurisdiction other than the jurisdiction in which it is incorporated is entitled to claim the benefit of any double taxation agreement or convention entered into between the country, state or jurisdiction in which it is incorporated and any other relevant country, state or jurisdiction.

(14)	Foreign exchange and financial instruments

The Company has no qualifying assets, qualifying liabilities or currency contracts to which the provisions of Chapter II, Part II Finance Act 1993 apply or will or may apply; nor any interest rate or currency contracts or options to which the provisions of Chapter II, Part IV Finance Act 1994 apply or will or may apply.

D.12	Tax avoidance

(1)	No Company has been a party to or otherwise involved in any transaction the main purpose, or one of the main purposes, of which was the avoidance of any Tax.

(2)	Depreciatory transactions

No Company has been a party to any transaction to which the provisions of section 176 or 177 TCGA 1992 have been or could be applied.

(3)	Reconstruction of transactions

No Company has been involved in any transaction or series of transactions which, or any part of which, may for any tax purposes be disregarded or reconstructed by reason of any motive to avoid, reduce or delay a possible liability to tax.

(4)	Pension scheme refunds

Since the Accounts Date no payment has been made to any Company to which section 601 Taxes Act 1988 applies.

D.13	Stamp Duty Stamp Duty Land Tax and Stamp Duty Reserve Tax

(1)	Stamp Duty

All documents in the enforcement of which any Company may be interested and which are liable to stamp duty (or any corresponding Taxation in any foreign jurisdiction) have been duly stamped.

(2)	Stamp Duty Land Tax

In relation to any notifiable transaction (as defined in Section 77 of the Finance Act 2003) entered into by the Company as purchaser on or before the date of this agreement, the Company has submitted the required land transaction return, in the prescribed form and duly completed in accordance with Section 76 of the Finance Act 2003, together with the amount chargeable.

There is no stamp duty land tax outstanding from the Company in relation to any transactions entered into by it on or before the date of this agreement, and the Company is not involved in any dispute in relation to the stamp duty land tax to be paid in relation to any such transactions nor are the Warrantors aware of any facts which might give rise to such a dispute.

(3)	Stamp Duty Reserve Tax

No Company has since the Accounts Date incurred any liability to or been accountable for any stamp duty reserve tax (or any corresponding Taxation in any foreign jurisdiction) and there has been no conditional agreement within section 87(1) Finance Act 1986 which could lead to any Company incurring such a liability or becoming so accountable.

(4)	No Company has since the Accounts Date incurred any liability to or been accountable for any stamp duty land tax (or any corresponding Taxation in any foreign jurisdiction) and there has been no conditional agreement which could lead to any Company incurring such a liability or becoming so accountable.

D.14	Value Added Tax

(1)	Registration

Each Company is duly registered for the purposes of Value Added Tax with quarterly prescribed accounting periods and no such registration is pursuant to paragraph 2 of Schedule 1 to VATA 1994 or subject to any conditions imposed by or agreed with HM Revenue & Customs and no Company is (nor are there any circumstances by virtue of which it may become) under a duty to make monthly payments on account under the Value Added Tax (Payments on Account) Order 1993.

(2)	VAT group

No Company is or has been treated for Value Added Tax purposes as a member of any group of companies (other than a group comprising the Companies alone) and there has been no transfer of a business as a going concern in respect of which any Company could become, or has at any time since the Accounts Date been, liable under section 44 VATA 1994 or any supply of goods or services by any Company in respect of which section 43(1) VATA 1994 is disapplied by sub-section (1A) of that section. No application under section 43(5) involving any Company has been refused by HM Revenue & Customs under sub-section (5A) for the protection of the revenue. No direction has been given under paragraph 1 of Schedule 9A to VATA either to a Company or in circumstances where a Company may be liable for any Value Added Tax assessed by that direction.

(3)	Secondary liability

No act or transaction has been effected in consequence of which any Company is or may be held liable for any Value Added Tax under section 47, section 48 or section 55 VATA 1994 (agents etc., tax representatives and customer accounting) or section 29

VATA 1994 (self-billing) and no direction affecting any of the Companies has been given under paragraph 2 of Schedule 6 to VATA 1994.

(4)	Compliance

Each Company has complied with all statutory provisions, rules, regulations, orders and directions concerning Value Added Tax including the making on time of accurate returns and payments and the proper maintenance and preservation of records and no Company has been given any penalty liability notice within section 64 VATA 1994, any surcharge liability notice within section 59 of that Act, or any written warning within section 76(2) of that Act.

(5)	Exemption

No Company is or was partially exempt in its current or preceding value added tax year and there are no circumstances by reason of which any Company might not be entitled to credit for all Value Added Tax chargeable on supplies received and imports and acquisitions made (or agreed or deemed to be received or made) by it since the beginning of its earliest value added tax year to include a period since the Accounts Date and there are no circumstances by reason of which Regulation 107 Value Added Tax Regulations 1995 might apply (or has since the Accounts Date applied) to any Company.

(6)	Valuation

No direction has been or could have been made to any Company under paragraph 1 of Schedule 6 or paragraph 1 of Schedule 7 to VATA 1994.

(7)	Security

No Company has at any time been required to give security under paragraph 4 of Schedule 11 to VATA 1994.

(8)	Option to charge VAT on supplies by the Companies

The Disclosure Letter contains full particulars of all elections to waive exemption made or agreed to be made under Schedule 10 to VATA 1994 by (i) a Company or (ii) any person in relation to which a Company is a relevant associate as defined in paragraph 3(7) of that Schedule and in respect of each election made:

(a)	all things necessary for the election to have effect have been done and in particular any necessary notification and information has been duly given under paragraph 3(6) of that Schedule and any necessary permission under paragraph 3(9) of that Schedule has been properly obtained;

(b)	a copy of the notification and of any permission and of any other correspondence, and notes of conversations, with HM Revenue & Customs in connection with the election is annexed to the Disclosure Letter; and

(c)	the land in relation to which the election has effect is not greater than that stated in the notification of the election,

and in no case has a Company charged Value Added Tax, whether on rents or otherwise, which is not properly chargeable because the Company has not made an election to waive exemption having effect in relation to the relevant supply.

(9)	Landlords able to charge a Company VAT

No Company is bound or has agreed to become bound by any lease, tenancy or licence in the case of which under its terms or by statute that Company is or could become liable to pay an amount in respect of Value Added Tax chargeable as a result of the making of an election to waive exemption under Schedule 10 to VATA 1994.

(10)	VAT on self-supplies in development and construction

There are no past or present circumstances by reason of which any Company is or could become liable to Value Added Tax under paragraph 1 or 5 of Schedule 10 to VATA 1994 (change of use, developers) or under the Value Added Tax (Self-supply of Construction Services) Order 1989.

(11)	Capital Goods Scheme

In the case of each capital item (if any) within the meaning of Part XV of the Value Added Tax Regulations 1995 (“Part XV”) in relation to which a liability under Part XV has arisen or could in future arise on any Company, the Disclosure Letter sets out:

(a)	full and accurate particulars of past adjustments under Part XV; and

(b)	full and accurate particulars of all matters to date which could be relevant in determining future adjustments under Part XV.

(12)	Ability to opt to tax

There is no land or building in which any Company has an interest and in relation to which any exempt supply has been made or agreed to be made by it such that paragraph 3(9) of Schedule 10 to VATA 1994 could require it to obtain permission before making an election to waive exemption and there is no land or building in which the Company has an interest where any election to waive exemption is or may become ineffective by virtue of paragraph 2(3A) of that Schedule.

(13)	Bad debt relief

The Company has not obtained credit for any input tax which the Company could be treated as not being entitled to pursuant to section 36(4A) VATA 1994.

D.15	Inheritance Tax

(1)	No transfer of value (as defined by the Inheritance Tax Act 1984) or disposal by way of gift (within the meaning of section 102 Finance Act 1986) has at any time been made by or to any Company, and there are no other circumstances by reason of which any liability in respect of Inheritance Tax has arisen or could arise on any Company.

(2)	No Inland Revenue Charge (as defined in section 237 Inheritance Tax Act 1984) is outstanding over any asset of any Company or in relation to any shares in the capital of any Company and no circumstances exist which could lead to any such charge arising in the future.

(3)	There are not in existence any circumstances whereby any such power as is mentioned in section 212(1) Inheritance Tax Act 1984 could be exercised in relation to any shares, securities or assets of any Company.

D.16	Payments equivalent to Taxation

(1)	No Company has entered into any indemnity, guarantee or covenant under which it has agreed or can be procured to meet or pay a sum equivalent to or by reference to another person’s liability to Taxation.

(2)	No Company is liable, nor has any event or omission occurred in consequence of which any Company could at any time become liable, to make a payment to any person as a result of the discharge by that person of any liability of any Company to Taxation incurred on or before Completion.

D.17	Position since Accounts Date

Since the Accounts Date:

(a)	the Company has not been involved in any transaction which has given or may give rise to a liability to Taxation on it other than Taxation in respect of normal trading income or receipts of that Company arising from transactions entered into by it in the ordinary course of business;

(b)	the Company has not been involved in any transaction otherwise than on an arm’s length terms;

(c)	no disposal has taken place or other event occurred which has given or may give rise to a liability to Taxation which, if such disposal or event had been planned or predicted at the Accounts Date should have been reflected in the provision for deferred Taxation contained in the Accounts; and

(d)	no accounting period (as defined in section 12 of the Taxes Act 1988) of the Company has ended as referred to in section 12(3) of the Taxes Act 1988.

D.18	Transfer pricing

No transactions or arrangements involving any of the Companies have taken place or are in existence which are such that any of the provisions of Schedule 28 AA Taxes Act 1988 (or any equivalent Taxation in any foreign jurisdiction) have been or could be applied to them.

D.19	Liability for tax primarily due from another person

(1)	So far as the Warrantors are aware, no Event has occurred in consequence of which the Company is or may be held liable for any Taxation or deprived of any Relief otherwise available to it or may be otherwise held liable for any Taxation primarily chargeable against some other company or person (whether by reason of any such other company being or having been a member of the same group of companies or otherwise).

(2)	So far as the Warrantors are aware, the Company has not since the Accounts Date made any payment in respect of Taxation primarily chargeable against some other company or person.

E	PROPERTIES

E.1	Title

(1)	The Properties are the only properties owned, controlled, used or occupied by any of the Companies and all material deeds and documents necessary to prove title to each Property are in the possession of the relevant company in question (for the purposes of this section E, the “relevant Company”).

(2)	One of the Companies is the legal and beneficial owner in possession of each Property as shown in Schedule 4, is in exclusive occupation of it and has a good and marketable title to it.

E.2	Ancillary rights

(1)	The means of access to and egress from each Property (including the means of escape in case of emergency) are over either roads which have been adopted by the local authority and are maintainable at public expense or roads in respect of the use of which the relevant Company and those deriving title under it to that Property have a permanent legal easement free from onerous or unusual conditions.

(2)	The relevant Company and those deriving title under it to each Property have a permanent legal easement free from onerous or unusual conditions to enter adjoining land to repair the buildings on the Property where the buildings cannot be repaired from within the Property itself.

(3)	The relevant Company and those deriving title under it to each Property have a permanent legal easement free from onerous or unusual conditions to the access of light and air to all buildings at present on the Property through the existing windows and other apertures.

(4)	Each Property is served by drainage, water, electricity and gas services, all of which are connected to the mains by media located entirely on, in or under the Property or by media elsewhere in respect of the use of which the relevant Company and those deriving title under it to the Property have a permanent legal easement free from onerous or unusual conditions, the passage and provision of the services is uninterrupted.

(5)	None of the Companies has entered into any agreement or is under any obligation in respect of the construction, maintenance or adoption of any road or footpath or any conduit.

(6)	None of the Companies has entered into any agreement or made any requisition for the supply of services to any Property or the discharge of any matter from any Property or has been granted any water abstraction licence, trade effluent consent, discharge consent or similar licence or consent nor is there any such agreement, requisition, licence or consent in force in relation to any Property.

(7)	None of the facilities necessary for the enjoyment and current use of any Property are enjoyed on terms entitling any person to terminate or curtail them.

(8)	There is no outstanding claim or obligation (whether made by or owed to any Warrantor or any of the Companies) under any party wall award relating to any Property or in respect of any facility serving any Property.

(9)	None of the Companies has applied for or has been granted any access order under the Access to Neighbouring Land Act 1992 for the benefit of any Property.

E.3	Encumbrances

(1)	Each Property is free from any encumbrance (including, without limitation, any debenture, mortgage, charge, lien or deposit by way of security) or any agreement or commitment to create any of the foregoing.

(2)	No Property is subject to any right in favour of any third party including, without limitation, any easement, profit-a-prendre, public right, common right, wayleave, licence, consent or overriding interest.

(3)	No Property is subject to any rent charge or to any liability to repair any road, conduit, river or bridge or any similar liability.

(4)	No outgoings are payable in respect of any Property except national non-domestic rates, charges for the supply of water and the provision of sewerage services and (in the case of leasehold Property) rent and service charge.

E.4	Covenants

(1)	There is no covenant, restriction, burden or stipulation affecting any Property which is of an onerous or unusual nature or which conflicts with its present use as set out in Schedule 4.

(2)	All covenants (whether affecting the freehold or leasehold titles to the Properties) have been performed and observed in all material respects and none of the Companies has received notice of any outstanding breach of covenant in respect of any Property.

E.5	Disputes

There are no disputes regarding boundaries, easements, covenants or other matters relating to any Property or its use.

E.6	Planning

(1)	The present use of each Property is that set out in Schedule 4, that use is the lawful use for the purposes of the Planning Acts and the permissions authorising that use are unconditional and permanent.

(2)	No development, alterations or other works which would require any permission or consent under the Planning Acts or under any bye-laws, building regulations or other relevant legislation have been carried out without all those permissions and consents having been obtained and all conditions attached to those permissions and consents have been observed and performed.

(3)	So far as the Warrantors are aware, no breach of the Planning Acts or of any bye-laws, building regulations or other relevant legislation has been committed in relation to any Property and no notice has been issued or injunction granted or applied for in respect of any breach or alleged breach of planning control or of any bye-laws, building regulations or other relevant legislation.

(4)	Neither any Warrantor nor any of the Companies has entered into, nor is any Property subject to, any planning agreement or planning obligation.

(5)	None of the Companies nor any person on behalf of any of them has made:

(a)	any application for planning permission in respect of any Property which has yet to be determined by the local planning authority; or

(b)	any appeal in respect of any planning permission, or the refusal or deemed refusal of any planning application, in respect of any Property which has yet to be determined by the Secretary of State.

E.7	Notices, orders and proposals

(1)	None of the Companies has received any notice or order or resolution affecting any Property from any Government department or any authority.

E.8	Non-domestic rates

(1)	No appeal has been made against any assessment of the re-valuation for rating purposes in respect of any Property.

E.9	Repair

(1)	All buildings or other erections on each Property are in good and substantial repair and condition and are in such condition and state of repair as to be substantially fit for the purpose for which they are used at present.

(2)	Copies of all structural surveys, site surveys, engineers’ reports and architects’ reports relating to any Property or any structure on a Property which have been commissioned by or are in the possession of, or under the control of, any Warrantor or any of the Companies have been given to the Purchaser.

(3)	So far as the Warrantors are aware, no substance which is or may reasonably be suspected to be unstable, inadequate, dangerous, combustible or otherwise unsuitable for building purposes or for the type of building or conditions for which it was used or which is the subject of statutory control or which does not conform to British Standards has been used in the construction of, or any alterations or additions to, any building or other erection on any Property including (without limitation) any high alumina cement in structural elements, calcium chloride in admixtures for use in reinforced concrete, asbestos or asbestos products, wood-wool slabs or any other deleterious material in permanent formwork to concrete or in structural elements, aggregates for use in reinforced concrete which do not comply with British Standard Specification 882: 1983, aggregates for use in concrete which do not comply with British Standard Specification 8110: 1985, aggregates susceptible to alkali silica reaction, lead or lead products in or on the interior of any building on any Property, its fixtures and fittings, water piping, sanitation or drainage, urea formaldehyde, calcium silicate bricks or tiles or materials containing fibres less than 3 microns in diameter and between 5 and 1,000 microns in length.

(4)	The Disclosure Letter gives particulars of every agreement, warranty or guarantee in relation to the construction of any building or other major works on any Property or any major alteration of, or addition to, any building on any Property which is in course of construction or which was completed within the last six years and no defect or other matter has arisen which would give rise to any claim by any Warrantor or any of the Companies under any such agreement, warranty or guarantee.

(5)	The Company has at all times complied with the Factories Act 1961, the Public Health Acts 1875 to 1961, the Offices Shops and Railway Premises Act 1963, the Control of Pollution Act 1974, the Health and Safety at Work etc Act 1974, the Clean Air Act 1993, the Disability Discrimination Act 1995 (as amended) and The Control of Asbestos at Work Regulations 2002.

(6)	No structural or other material defects have appeared in respect of, or affected, the buildings and structures on, or comprising, the Properties, or any additions or fixtures annexed to the Properties, or any part of them, and the Company has incurred no liability for dilapidations in respect of any leasehold Properties.

(7)	All capital allowances, rating reliefs and other benefits received by the Company in respect of the Properties were granted pursuant to a proper and valid claim, and leave no scope for demand for recovery from the Company.

E.10	Leases

(1)	The Lease has not been varied nor have any licences or consents been issued under it and no collateral assurances or undertakings have been entered into with the reversioner or any third party.

(2)	There is no obligation to reinstate any Property during or at the end of the term granted by the Lease relating to that Property by removing any alteration or addition which has been made to it.

(3)	None of the Companies is aware of any major item of expenditure already incurred by the landlord of any Property or expected to be incurred by him within the next 12 months which is recoverable in whole or in part from any of the Companies.

(4)	No notices have been given or received under any Lease and there are no subsisting disputes between any of the Companies and the reversioner in relation to any Lease.

(5)	The Company has not carried out any alterations to any Property.

(6)	So far as the Warrantors are aware, the Company has obtained all approvals and consents required in respect of any Lease of any Property in connection with the current operations of the Business and use of the Property in its current state, and copies of such consents are set out in the Disclosure Letter.

E.11	Contingent property liabilities

(1)	None of the Companies is a guarantor of the tenant’s covenants in any lease.

(2)	None of the Companies has surrendered the lease of any leasehold property to the reversioner without first investigating the reversioner’s title and without receiving from the reversioner an absolute release from the tenant’s covenants in the relevant lease and from all liability arising under the lease.

(3)	None of the Companies has assigned or transferred any leasehold property of which it was the original tenant or in respect of which it entered into a covenant with the landlord to observe and perform the tenant’s covenants under that lease without receiving a full and effective indemnity (a copy of which is annexed to the Disclosure Letter) in respect of its liability under that lease.

(4)	None of the Companies has conveyed or transferred any freehold property in respect of which it entered into any covenant (including an indemnity covenant) which continues to bind it without having received a full and effective indemnity (a copy of which is annexed to the Disclosure Letter) in respect of its liability under that covenant.

E.12	Occupation leases

(1)	The Company has not entered into any lease, tenancy, licence and agreement for occupation or use to which any Property is subject.

F	EMPLOYEES

F.1	Interpretation

In this paragraph:

“Emoluments Date” means 30 April 2006;

“employee” means an individual employed, appointed or engaged by any of the Companies whether as an employee, worker, consultant or officer (and whether or not the individual has entered into or works or has worked under a contract of employment);

“retirement/death/disability benefit” means any pension, lump sum, gratuity or other like benefit given or to be given on retirement or on death, or in anticipation of retirement, or, in connection with past service, after retirement or death, or to be given on or in anticipation of or in connection with any change in the nature of the service of the employee in question or given or to be given on or in connection with the illness, injury or disability of, or suffering of any accident by, an employee;

“Disclosed Schemes” means: (i) the group personal pension established with Skandia; (ii) the Companies’ death in service scheme; and (iii) the Companies’ 401k plan; and

“trade dispute” and “trade union” have the same meanings as in the Trade Union and Labour Relations (Consolidation) Act 1992;

F.2	Particulars disclosed

The Purchaser has been provided with full and accurate particulars of the following:

(1)	the names and dates of birth of all the employees of each of the Companies together with the dates their employment and period of continuous employment with each Company commenced;

(2)	the names and ages of all employees whose employment has terminated with each of the Companies within the 12 month period prior to Completion together with the dates of their employment and period of continuous employment with each Company commenced;

(3)	the terms of employment (including notice period, profit sharing, restrictive covenants, confidentiality provisions, commission, bonus arrangements, phantom options, the rate of each employee’s emoluments and any other benefits or emoluments whether contractual or discretionary) of (i) any person who has accepted an offer of employment made by the Companies but whose employment has not yet started, (ii) any person who has been made an offer of employment but has not yet accepted it; (iii) all employees whose employment terminated in the 12 month period prior to Completion; and (iv) all employees of the Companies as at Completion;

(4)	the names and the terms of appointment of all officers of each of the Companies including details of all fees, bonuses, commissions and benefits paid or provided to them over the last 2 years whether contractual or discretionary;

(5)	agreements for the provision of consultancy services or the services of personnel to any of the Companies and of the terms applicable to the secondment to any such Company of any person including fees payable, restrictive covenants and notice periods.

F.3	Employees and terms and conditions of employment

(1)	On Completion none of the Companies will employ or have any obligation to employ or have seconded to it any person other than the persons who have been disclosed pursuant to paragraph F.2(1) and F.2(3).

(2)	No employee of any of the Companies has given, or has been given, notice of termination of his or her employment, has been summarily dismissed or has resigned without notice or has indicated an intention to terminate his or her employment within the 6 month period prior to Completion.

(3)	There is no arrangement in operation by or in relation to any of the Companies under which any employee or other person is entitled to remuneration of any sort (including, without limitation, bonus, commission or profit sharing) by reference to the turnover, profits, sales or performance of the whole or any part of the business of any of the Companies and no such arrangement has been operated on a customary or discretionary basis.

(4)	No proposal, assurance, commitment or expression of intent has been communicated to any person employed or engaged by any of the Companies regarding any change to his or her terms of employment (or terms of appointment or engagement in the case of officers and consultants) or working conditions or regarding the continuance, introduction, increase or improvement of any benefit or any discretionary arrangement and no negotiations have commenced for any such matter.

(5)	The periods of notice in all subsisting contracts of employment and any other agreements as mentioned in paragraph F.2(1) to which any of the Companies is a party are not more than three months.

(6)	None of the Companies has any liability to any present or former employee or any representative of the same or to any person or company providing consultancy services to pay compensation, damages, a redundancy payment a protective award, a severance payment or any other payment or award or is under any obligation to provide or continue any benefit (including the provision of a reference) either pursuant to, or as a consequence of failing to comply with any statute, regulation, code of practice or agreement (including a settlement, compromise or COT3 agreement) and no such sums have been paid or benefits provided (whether pursuant to a legal obligation or ex gratia) since the Emoluments Date.

(7)	There is no term of employment for any employee of any Company which provides that a change of control of any of the Companies shall entitle the employee to treat the change of control as amounting to a breach of the contract or entitling him to any payment, benefit or change of terms whatsoever (whether or not consequential on the happening of some other event) or entitling him to treat himself or herself as redundant or otherwise dismissed or released from any obligation.

(8)	No Company has an obligation to make any payment on redundancy in excess of the statutory redundancy payment and none of the Companies has operated any discretionary practice of making any such excess payments.

(9)	Except in respect of reimbursement of out-of-pocket expenses and normal accruals of emoluments after the Accounts Date, no sum is owing or promised to any employee of any of the Companies or under any agreement referred to in paragraph F.2(5).

(10)	None of the Companies has made any loan or advance, or provided any financial assistance to any employee or past or prospective employee of any Company, which is outstanding.

(11)	Since the Emoluments Date, no change has been made or promised in the rate of the emoluments of any employee of any of the Companies.

(12)	None of the employees has become an employee of any of the Companies by virtue of a “relevant transfer” as defined by the Transfer of Undertakings (Protection of Employment) Regulations 1981 or the Transfer of Undertakings (Protection of Employment) Regulations 2006.

(13)	The Companies have maintained current, adequate and suitable records regarding each and every employee (including without limitation records relating to PAYE income tax and national insurance contributions, statutory sick pay, statutory maternity, paternity and adoption pay, disciplinary matters, grievances, health and safety, requests for flexible working, working time, maternity leave, parental leave, paternity leave and adoption leave).

(14)	Each of the Company’s life insurance, death, disability, injury, sickness, invalidity or accident benefit, permanent heath, income replacement, critical illness, healthcare, dental-care, insurance and workers’ compensation plans are fully insured, in respect of each participating individual, at normal rates for persons in good heath with insurance companies of good repute. All such insurance premiums have been paid on or before the due date, are up to date and will be up to date as at Completion. Up to date copies of booklets or other information relating to any such plans have been issued to each participant.

(15)	No employee is currently absent on sick leave (which has lasted for more than 5 working days), maternity leave, adoption leave, paternity leave, parental leave or other leave of absence.

(16)	To the best of the Warrantors’ information, knowledge and belief, no employee is “disabled” within the meaning of the Disability Discrimination Act 1995 and no employee is suffering from any long term health issues which affect or could affect their ability to carry out their normal duties.

F.4	Disputes

(1)	Each of the Companies has complied with all laws, orders, declarations and awards, regulations and other obligations made by any Court, tribunal or regulatory authority and (whether under any statute, regulation, agreement or otherwise) and with any

Codes of Practice and recommendation declarations or orders made by the Advisory Conciliation and Arbitration Service and the Central Arbitration Committee and has in all material respects complied with its obligations to applicants for employment, its employees and former employees and any relevant trade union and employee representatives.

(2)	In respect of any persons who provide services to any of the Companies other than under a contract of employment and to whom the Working Time Regulations 1998 (the “Regulations”) apply, any such company has complied with the Regulations.

(3)	None of the Companies has a shadow director within the meaning of section 741 of the Act.

(4)	No claim in relation to any of the Companies’ employees or former employees or the Disclosed Schemes has been made or, so far as the Warrantors are aware, threatened against any of the Companies or against any person whom any of the Companies are or may be liable to compensate or indemnify.

(5)	No enquiry or investigation affecting any of the Companies has been made or threatened by the Commission for Racial Equality, the Equal Opportunities Commission, any health and safety enforcement body, the Disability Rights Commission, the Occupational Pensions Advisory Service, the Pensions Ombudsman or the Occupational Pensions Regulatory Authority in respect of any act, event, omission or other matter arising out of or in connection with:

(a)	any application for employment by any person;

(b)	the employment (including terms of employment, working conditions, benefits and practices) or termination of employment of any person;

(c)	the Disclosed Schemes (other than routine claims for benefits),

and, after making due and careful enquiries, the Warrantors are not aware of any circumstance which may give rise to any such claim or investigation. Neither the Warrantor nor any of the Companies has given any indemnity to any person in connection with the Disclosed Schemes.

(6)	There is not, and during the three years preceding the date of this agreement there has not been, any industrial action affecting any of the Companies and the Warrantors are not aware of any circumstance which might give rise to industrial action.

(7)	No employee of any of the Companies has within a period of five years before the date of this agreement been involved in any criminal proceedings relating to the business of any of the Companies and the Warrantors are not aware of any circumstances which are likely to give rise to any such proceedings.

F.5	Collective matters

(1)	None of the Companies has recognised a trade union and no application has been made to any of the Companies nor the Central Arbitration Committee seeking union recognition in relation to some or all of any of the Companies’ employees.

(2)	None of the Companies is a party to any collective agreement, dismissal procedures agreement, union membership agreement, trade dispute or proceedings before any court or tribunal under or by virtue of the provisions of the Trade Union and Labour Relations (Consolidation) Act 1992 and the Warrantors are not aware of any circumstance which might give rise to any of the Companies becoming a party to any such agreement or becoming involved in any such dispute or proceedings.

(3)	During the period of twelve months before the date of this agreement, none of the Companies has given notice of any redundancies to the Secretary of State or started consultations with any trade union or employee representatives under Chapter II, Part IV of the Trade Union and Labour Relations (Consolidation) Act 1992 and none of the Companies has failed to comply with any obligation under that act.

F.6	Employee Benefit

(1)	Full details of all employee benefit arrangements (including, without limitation, any share/stock option, share/stock pledge, bonus, commission, variable compensation, deferred compensation, incentive, profit sharing, employee loan, retirement, life insurance, death, disability, injury, sickness, invalidity or accident benefit, permanent heath, income replacement, critical illness, healthcare, dental-care, insurance coverage, workers’ compensation and severance pay plans) provided by the Companies or in respect of the Companies’ employees, former employees and/or family members (whether contractual or not and whether self-insured or not) are set out in the Disclosure Letter. The Companies have not made any promise or commitment (whether contractually binding or not) to introduce any such employee benefit arrangements.

(2)	The Disclosure Letter contains a list of the amounts paid to employees and former employees over the last 12 months in relation to any bonus, commission, variable compensation, deferred compensation, incentive, profit sharing or other compensation arrangements. Any accrued right to receive any such payment is reflected in the management accounts.

(3)	Except pursuant to the Disclosed Schemes, none of the Companies has paid, provided or contributed towards, and is not, and never has been, under any obligation or commitment (whether or not legally enforceable and whether in writing or not) to pay, provide or contribute towards any pension, gratuity, superannuation, life assurance, medical, accident or disability benefit or otherwise to provide “relevant benefits” within the meaning of section 612(1) of the Income and Corporation Taxes Act 1988 (together “Benefits”) to or for or in respect of any person who is or has been employed by any of the Companies or any spouse, ex-spouse, child or dependent of any such employee or former employee.

(4)	Full details of the Disclosed Schemes are contained in or annexed to the Disclosure Letter, and there are no other deeds or documents governing the Disclosed Schemes.

(5)	Other than in relation to the Disclosed Schemes, no proposal to any employee or former employee of any of the Companies has been announced or provision made to establish any scheme, arrangement or practice for the provision of any Benefits.

(6)	No power or discretion has been exercised under the Disclosed Schemes to augment benefits or provide new or additional benefits for or in respect of any employee or former employee of any of the Companies.

(7)	All death in service benefits under the Disclosed Schemes are fully insured at normal rates for persons in good health with insurance companies of good repute. All insurance premiums payable in relation to such death in service benefits have been paid on or before the due date.

(8)	Other than in relation to any fully insured death in service benefits referred to in paragraph (5) above, no promise, assurance or guarantee (whether legally enforceable or not and whether in writing or not) has been given to or in respect of any employee or former employee of any of the Companies that any benefits under the Disclosed Schemes will be calculated wholly or partly by reference to any person’s remuneration or equate (approximately or exactly) to any particular level or amount.

(9)	The group personal pension established by the Company with Skandia has been approved for tax purposes by HM Revenue & Customs under the Income and Corporation Taxes Act 1988 and is contracted out of the state second pension. There is no reason why such approval or contracting out status may be withdrawn or cease to apply.

(10)	In relation to the Disclosed Schemes, each of the Companies has complied with all applicable laws, regulations and requirements.

(11)	Each of the Companies has at all times complied with section 3 of the Welfare Reform and Pensions Act 1999 and all regulations made thereunder.

(12)	The group personal pension established by the Company with Skandia is a money purchase scheme within the meaning of section 181(1) Pension Schemes Act 1995.

(13)	No employee or former employee of any of the Companies has been excluded from, or has had benefits limited under, the Disclosed Schemes, whether directly or indirectly, on grounds of sex, sexual orientation, non-permanent employment or part-time employment.

(14)	There are no and have never been any civil, criminal, arbitration, administrative or other proceedings (including without limitation proceedings brought by or before the Pensions Ombudsman) or disputes concerning any employee or former employee of any of the Companies or any of their spouses, ex-spouses, children or dependents in relation to the Disclosed Schemes and none are pending or threatened (whether or not in writing) and there are no circumstances which might give rise to any such proceedings.

(15)	Full and accurate details of the basis on which contributions are paid by each of the Companies to the Disclosed Schemes have been supplied to the Purchaser. All such contributions have been paid on or before the due date and are up to date.

SCHEDULE 6

LIMITATIONS ON SELLERS’ LIABILITY

1.	GENERAL

Each provision of this schedule shall be read and construed without prejudice to each of the other provisions of this schedule.

2.	CONDUCT OF LITIGATION

Should the Purchaser give notice to the Warrantors of any claim, action or demand against it which is likely to give rise to any Warranty Claim (“Relevant Matter”), the Purchaser shall, subject to the Warrantors indemnifying and securing the Purchaser and the Company to their absolute satisfaction in respect of all and any losses, damages, liability, costs and expenses (including legal, attorneys’ and experts’ costs and fees) which will be incurred thereby:

2.1	provide to the Warrantors and their advisers such information and access to documents and records, premises and personnel of the Purchaser and the Company as the Warrantors and their professional advisers may reasonably request and allow the Warrantors and their advisers (at their own cost) to take copies of any such document and/or records, provided that the Warrantors shall and shall procure that its professional advisers shall not interfere with the business of the Purchaser or the Company and keep confidential all matters so examined;

2.2	take such action and provide such information and assistance as the Warrantors may reasonably and lawfully require in order to avoid, dispute, resist, mitigate, settle, compromise or defend the Relevant Matter or any adjudication with respect thereto; and

2.3	not settle or compromise with any third party in relation to any such Relevant Matter without the prior consent of the Warrantors, not to be unreasonably withheld or delayed,

provided that:

2.4	the Purchaser’s right to make a Warranty Claim shall not be prejudiced by the failure of the Purchaser to take any action as set out in paragraphs 2.1, 2.2 or 2.3, above;

2.5	in the event that:

2.5.1	the Warrantors do not request that the Purchaser take or procure the taking of any such action;

2.5.2	the Warrantors fail to indemnify and secure the Purchaser and the Company to their absolute satisfaction in respect of all and any losses, damages, liability, costs and expenses (including legal, attorneys’ and experts’ costs and fees) incurred or suffered by the Purchaser as a result of the Purchaser’s compliance with paragraphs 2.1, 2.2 and 2.3, above, within ten Business Days of the Purchaser providing notice to the Warrantors of the Relevant Matter; or

2.5.3	the Purchaser is requested to take action under this paragraph 2 which may (in the reasonable opinion of the Purchaser) materially damage its relationship with any material customer or supplier of the Company or affect the goodwill of the Parent’s Group, the Warrantors’ rights under this paragraph 2 shall cease absolutely and the Purchaser shall be free to pay or settle the claim on such terms as it may in its absolute discretion think fit.

3.	NO DOUBLE RECOVERY

No liability shall attach to the Sellers in respect of any Warranty Claim to the extent that the same loss has been recovered by the Purchaser or the Company under any other term of this agreement or the Tax Deed. The Purchaser may in any event only recover or otherwise obtain reimbursement or restitution once in respect of the same loss.

4.	RECOVERY FROM THIRD PARTIES

4.1	In the event that the Purchaser shall recover any amount from some other person (including any insurance company), the amount of any subsisting Warranty Claim against the Sellers in respect of the same loss shall be reduced by the amount recovered (less the costs and expenses incurred by the Purchaser in enforcing such recovery).

4.2	If the Sellers pay at any time to the Purchaser an amount pursuant to a Warranty Claim and the Purchaser subsequently recovers from some other person (including any insurance company) any sum in respect of any matter giving rise to such Warranty Claim, the Purchaser shall repay to the relevant Sellers (less, in each case, the costs and expenses incurred by the Purchaser in enforcing such recovery) the lesser of:

4.2.1	the amount paid by the Sellers to the Purchaser; and

4.2.2	the sum recovered from such other person,

5.	GENERAL LIMITATIONS

5.1	The Warrantors shall not have any liability in respect of any Warranty Claim and accordingly no such Warranty Claim may be brought:

5.1.1	in respect of any matter provided for in the Accounts or the Management Accounts, unless such provision is insufficient;

5.1.2	to the extent that provision, reserve or allowance made in the Accounts or the Management Accounts for any taxation liability proves to be insufficient by reason of any increase in the rates of taxation or variation in the method of applying, or calculating the rate of taxation made after Completion whether or not with retrospective effect; or

5.1.3	if and to the extent that the Warranty Claim arises wholly or partly out of or in connection with:

5.1.3.1	any legislative or regulatory provision not in force at Completion, any change in any legislative or regulatory provision after Completion, any decision of a court after Completion which alters the accepted interpretation of any legislative provision, the withdrawal after Completion of any extra statutory concession previously made by, or any change in practice of, HMRC or any increase in the rates of Taxation in force at Completion;

5.1.3.2	any departure from the bases, policies or principles used in the preparation of the Accounts, unless such changes were made as a result of such bases, policies or principles being (in the reasonable opinion of the Purchaser’s accountants) deficient; or

5.1.3.3	any change after Completion of the accounting reference date of the Company; or

5.1.4	to the extent that the liability would not have arisen or would been reduced but for the fact that the treatment of any assets or liabilities or of the taxation attributable to timing differences (including capital allowances and stock relief and Section 338 elections) in future accounts of the Purchaser and/or its subsidiaries is different from the treatment in the Accounts, provided always that if the Warranty Claim only partly relates to such matters, the remainder of the Warranty Claim may still be brought by the Purchaser.

5.2	If the loss or liability suffered or incurred by the Company to which a Warranty Claim relates is contingent, future or unascertainable, no such Warranty Claim may be brought in respect of such loss or liability until such time as the Company shall have actually suffered the loss or incurred the liability in question.

6.	MITIGATION

Nothing in this agreement shall be deemed to relieve the Purchaser from its duty under common law to mitigate any loss or damage it may suffer.

7.	SET-OFF

If the Warrantors shall be liable in respect of any Claim, credit shall be given against such liability for the following amounts:

7.1	the amount by which any taxation for which the Company or the Purchaser is liable is reduced or extinguished as a result of any such liability and/or Claim; and

7.2	the amount by which any Claim made against the Warrantors results in the Purchaser or the Company receiving any credit, relief or other benefit.

Executed as a deed by	)
Bottomline Technologies Limited	)	/s/ Kevin Donovan
acting by		Director

/s/ Peter Fortune
Director
Executed as a deed by	)
Bottomline Technologies (de), Inc.	)	/s/ Kevin Donovan
acting by		Authorised signatory

Executed as a deed by	Darren Atkinson	/s/ Darren Atkinson

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Malcolm Peden	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Robert Stannett	/s/ Robert Stannett

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Sam Radford	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	MTI4 Limited Partnership acting by its Manager MTI Partners Limited	Director /s/ illegible Director/Secretary /s/ illegible

	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	MTI4B Limited Partnership acting by its Manager MTI	Director /s/ illegible

	Partners Limited	Director/Secretary /s/ illegible

	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	TempoPark 2 Fund, LP acting by its general partner NT General Partner Guernsey Limited	Director /s/ Hayley Tanguy Hayley Tanguy as Alternate to Rob Jones, Director Director/Secretary /s/ illegible For and on behalf of Mourant Guernsey Limited as Secretary

	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Richard Amos	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Ken Bald	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Maria Barillaro	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Peter Bedford	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Graham Bragg	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Colin Brookes	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Jeffrey Brooks	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	David Browning	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Debbie Buckle	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Duncan Buckle	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Douglas Burudi	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Jim Buynitsky	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Sarah Cappello	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Paul Carr	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Steve Carter	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Nicola Chan	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Helen Coan	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Don Cruickshank	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Neil Cuevas	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Paul Cummings	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Connie Dallas	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Gareth Davies	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Rebecca Davis	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Lianne De Marte	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Martyn Dilley	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	David Dodson	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Kevin Donnelley	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Daniel Earwicker	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Rowena Edmondson	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Akan Ekenem	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Jo Etherington	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Michael Fell	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Kevin Foster	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Martin Gay	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Chris Geoghegan	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	William Gould	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Loren Gatten	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Mark Halliday	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Marc Hanbuerger	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Simon Hanlon	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Jeremy Harpham	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Simon Harwood	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Donald Hartsfield	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Mark Hayward	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Michelle Hiersche	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Morrell Hills	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	John Hozack	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Mike Johns	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Lori Johnston	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	David Justesen	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Karen Kline	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Thomas Law	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	David Leonard	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Andrew Le Rendu	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Charles Mann	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Danielle Marlow	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Lisa McCarthy	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Debbie McGrath	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Ian McLellan	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Julie Moore	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Timothy Moore	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Peter Mullens	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Dave Myers	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Ava Nekola	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Jane Newman	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Tony Ogland	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Chris Oleksak	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Trevor Peppin	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Martin Phillips	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Jerry Porter	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Brian Reed	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Peter Rendell	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Melissa Richards	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Kim Sanford	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Michael Saunders	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Paul Savage	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Robert Schwering	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Phil Sciara	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Gavin Scott	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Robert Scroggs	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Nicolas Sima	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Crystal Stafford (nee King)	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Thomas Stelten	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Patricia Stevens	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Tracey Stone	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Richard Stoney	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Joseph Torano	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Tatyana Vest	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Sirah Vivian	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Brian Wagner	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Dan Walser	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Mick Weight	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Robert Wheatley	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Paul Whewell	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Stephen White	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	Trevor Willis	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne

Executed as a deed by	David Winkworth	/s/ Malcolm Peden

In the presence of	Duncan Milne	/s/ Duncan Milne